Exhibit 10.1

MEMBERSHIP INTEREST PURCHASE AGREEMENT

by and between

(1)       HELIX TCS, INC.

5300 DTC Parkway, Suite 300, Greenwood Village, CO 80111

(“Helix” or “Buyer”),

and

(2)       SECURITY GRADE PROTECTIVE SERVICES, LTD.

10200 E. Girard Ave., Suite B420, Denver, CO 80231

(“Security Grade” or the “Company”)

and

(3)       DEREK PORTER

(4)       DAVID BECKETT

(5)       GUY CERASOLI

(6)       DAVID KEYES

(7)       RYAN SHIELDS

(8)       Mark Mergo

(the parties under (3) - (8) are each referred to as a “Security Grade Member” and collectively referred to as “Sellers”)

referring to the acquisition of all issued and outstanding Units and Membership Interest in Security Grade Protective Services, Ltd.

June 2, 2017 (“Effective Date”)

TABLE OF CONTENTS

I.	DEFINITIONS AND USAGE	2
1.1	Definitions	2
1.2	Usage	8
II.	SALE AND PURCHASE OF UNITS	9
2.1	Sale and Purchase of Units	9
2.2	Purchase Price for the Units and Terms of Payment	10
2.3	Closing	12
2.4	Closing Obligations	12
III.	REPRESENTATIONS AND WARRANTIES OF SELLERS	13
3.1	Corporate Status	13
3.2	Articles of Organization and Operating Agreement	14
3.3	Financial Statements and Business Assessments	14
3.4	Conduct of Business	15
3.5	Status of Fixed Assets	16
3.6	Intellectual Property Assets	17
3.7	Litigation	19
3.8	Material Agreements	19
3.9	INTENTIONALLY OMITTED	20
3.10	Insurance Policies	20
3.11	Public Approvals, Permits and Licenses	20
3.12	INTENTIONALLY OMITTED	20
3.13	Compliance	20
3.14	Employees	21
3.15	Customers and Suppliers	21
3.16	Books and Records	21
3.17	Bank Accounts	21
3.18	Brokers	22
3.19	Anti-Bribery; International Matters	22
3.20	Taxes	22
3.21	INTENTIONALLY OMITTED	24
3.22	Enforceability and Authority; No Conflict	24
3.23	Security Grade Know-How	25
3.24	Accuracy of Information; Confirmations	25
3.25	No Material Adverse Change	25
3.26	Disclosure	25
3.27	Approvals; Notice	26
IV.	REPRESENTATIONS AND WARRANTIES OF BUYER	26
4.1	Organization and Good Standing	26
4.2	Enforceability and Authority; No Conflict	26
4.3	Investment Intent	27
4.4	Certain Proceedings	27
4.5	Brokers or Finders	27
V.	INTENTIONALLY OMITTED	28

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VI.	COVENANTS OF SELLERS PRIOR TO CLOSING DATE	28
6.1	Access and Investigation	28
6.2	Operation of the Business of the Company	28
6.3	Member Equity and Company Bank Accounts	29
6.4	Filings and Notifications; Cooperation	29
6.5	Notice	29
6.6	Payment of Indebtedness by Related Persons	29
6.7	Exclusive Dealing	30
6.8	Financial Information	30
6.9	Financing Cooperation	30
6.10	Confidentiality	30
6.11	Best Efforts	30
VII.	COVENANTS OF BUYER PRIOR TO CLOSING	30
7.1	Filings and Notifications; Cooperation	30
7.2	Notice	31
7.3	Best Efforts	31
VIII.	POST-CLOSING COVENANTS	31
8.1	Cooperation and Proceedings; Access to Records	31
8.2	Use of Security Grade Know-How	31
8.3	Confidentiality and Non-Competition	32
8.4	Employment Agreements	33
8.5	Key Employees	33
8.6	Fiduciaries of ERISA Plan	33
IX.	CONDITIONS PRECEDENT TO SELLERS’ OBLIGATIONS TO CLOSE	33
9.1	Accuracy of Buyer’s Representations	33
9.2	Buyer’s Performance	33
9.3	Bring Down Certificate	34
9.4	Additional Documents	34
9.5	No Legal Prohibition	34
X.	CONDITIONS PRECEDENT TO BUYER’S OBLIGATIONS TO CLOSE	35
10.1	Accuracy of Sellers’ Representations	35
10.2	Buyer’s Performance	35
10.3	Bring Down Certificate	35
10.4	Additional Documents	35
10.5	No Legal Prohibition	35
10.6	Board Approval	35
XI.	TERMINATION	36
11.1	Termination Events	36
11.2	Effect of Termination	36
XII.	INDEMNIFICATION; PAYMENT; REIMBURSEMENT; REMEDIES	37
12.1	Survival; Remedies	37
12.2	Indemnification, Payment, and Reimbursement by Sellers	37
12.3	Indemnification, Payment, and Reimbursement by Buyer	38
12.4	Time Limitations	38
12.5	Certain Limitations on Amount	38
12.6	INTENTIONALLY OMITTED	39
12.7	Third-Party Claims	39
12.8	Other Claims	41
12.9	Release.	41

XIII.	MISCELLANEOUS	42
13.1	Costs and Expenses	42
13.2	Changes and Amendments	42
13.3	Notices	43
13.4	Severability	44
13.5	Exhibits and Schedules	44
13.6	Public Announcements	44
13.7	Further Assurances	44
13.8	Entire Agreement	45
13.9	Assignments and Successors	45
13.10	No Third-Party Rights	45
13.11	Remedies Cumulative	45
13.12	Governing Law	45
13.13	Jurisdiction; Service of Process	46
13.14	Waiver of Jury Trial	46
13.15	Enforcement of Agreement	46
13.16	Attorneys’ Fees	46
13.17	No Waiver	46
13.18	Time of Essence	47
13.19	Counterparts and Electronic Signatures	47
13.20	Counterparts and Electronic Signatures	47

SCHEDULE 2.2.2 ALLOCATION OF CLOSING PAYMENT TO SELLERS

SCHEDULE 2.2.6 PAYMENT OF BALANCE OF PURCHASE PRICE

SCHEDULE 3.3(a) 2016 FINANCIAL STATEMENTS

SCHEDULE 3.3(c) JANUARY 1, 2017-APRIL 30, 2017 BALANCE SHEETS AND PROFIT AND LOSS STATEMENTS

SCHEDULE 3.5(b) LEASED REAL PROPERTY

SCHEDULE 3.6 TRADEMARKS AND INTERNET DOMAINS

SCHEDULE 3.8 COMPANY AGREEMENTS

SCHEDULE 3.10 INSURANCE POLICIES

SCHEDULE 3.14 EMPLOYEES, CONSULTANTS AND INDEPENDENT CONTRACTORS

SCHEDULE 3.15 MATERIAL CUSTOMERS AND SUPPLIERS

SCHEDULE 3.17 BANK ACCOUNTS SCHEDULE 3.20.3 CURRENT TAX LIABILITIES

EXHIBIT 2.2.2 NOTICE OF GRANT OF STOCK OPTION, STOCK OPTION AGREEMENT AND EXERCISE FORM

EXHIBIT 2.4(a)(v) PORTER EMPLOYMENT AGREEMENT

EXHIBIT 2.4(a)(vi) BECKETT EMPLOYMENT AGREEMENT

This Membership Interest Purchase Agreement (“Agreement”) is made as of June 1, 2017 (“Effective Date”), by Helix TCS, Inc. a Delaware corporation, as Buyer, and the individuals identified as Sellers on the cover page to the Agreement who have executed the signature page to this Agreement as Sellers.

RECITALS

A.       WHEREAS, Helix is a corporation duly incorporated and validly existing under the laws of Delaware, headquartered at 5300 DTC Parkway, Suite 300, Greenwood Village, CO 80111.

B.       WHEREAS, Security Grade is a limited liability company duly incorporated and validly existing under the laws of Colorado, headquarter at 10200 E. Girard Ave., Suite B420, Denver, CO 80231.

C.       WHEREAS, Sellers desire to sell, and Buyer desires to purchase, all issued and outstanding Units, including all attendant rights therein, whether derived from the Operating Agreement of the Company, the Colorado Limited Liability Act, or otherwise (the “Units”) of Security Grade comprised of 800,000 Class A Units and 200,000 Class B Units for the consideration and on the terms set forth in this Agreement.

D.       WHEREAS, the Units of Security Grade as of the Closing Date are held as follows:

(1)	Derek Porter, domiciled at [ADDRESS], holds 480,000 Class A Units and 55,000 Class B Units;

(2)	David Beckett, domiciled at [ADDRESS], holds 320,000 Class A Units and 15,000 Class B Units;

(3)	Guy Cerasoli, domiciled at [ADDRESS], holds 40,000 Class B Units;

(4)	David Keyes, domiciled at [ADDRESS], holds 30,000 Class B Units;

(5)	Ryan Shields, domiciled at [ADDRESS], holds 30,000 Class B Units; and

(6)	Mark Mergo, domiciled at [ADDRESS], holds 30,000 Class B Units.

E.       WHEREAS, Sellers intend to sell all of their Units in Security Grade to Buyer, and Buyer intends to acquire all of the issued, outstanding Units of Security Grade, thereby becoming the sole member of Security Grade.

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The parties, intending to be legally bound, agree as follows:

I.         DEFINITIONS AND USAGE

1.1          Definitions

For purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1.1:

“Agreement”—as defined in the first paragraph of this Agreement.

“Applicable Contract”—any Contract (a) under which the Company has or could acquire any rights, (b) under which the Company has or could become subject to any obligation or liability, or (c) by which the Company or any assets owned or used by it is or could become bound.

“Beckett Employment Agreement”—as defined in Section 2.4(a)(vi) and attached as Exhibit 2.4(a)(vi);

“Breach”—any breach of, or any inaccuracy in, any representation or warranty or breach of, or failure to perform or comply with, any covenant or obligation in or of the Contract in question, or any event that with the passing of time or the giving of notice, or both, would constitute such a breach, inaccuracy, or failure.

“Business Day”—any day other than (a) Saturday or Sunday or (b) any other day on which national banks in the United States are generally permitted or required to be closed.

“Buyer”—as defined in the first paragraph of this Agreement.

“Buyer Indemnified Persons”—as defined in Section 12.2.

“Buyer’s Closing Documents”—the documents to be delivered by Buyer at Closing, as identified herein.

“Closing”—as defined in Section 2.3.

“Closing Balance Sheet”—as defined in Section 6.3.

“Closing Date”—the date on which the Closing occurs.

“Closing Payment”—as defined in Section 2.2.2.

“Code”—the Internal Revenue Code of 1986.

“Company”—as defined on the first page of this Agreement.

“Consent”—any approval, consent, ratification, waiver, or other authorization.

“Contemplated Transactions”—the transactions contemplated by this Agreement.

“Contract”—any written agreement, contract, lease, consensual obligation, promise, commitment, or undertaking, whether or not legally binding.

“Copyrights”- as defined in Section 3.6(a)(iii).

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“Employee Plan”— means an employee welfare benefit plan or an employee pension benefit plan or a plan which is both an employee welfare benefit plan and an employee pension benefit plan.

“Encumbrance”—any charge, claim, community or other marital property interest, condition, equitable interest, lien, option, pledge, security interest, mortgage, right of way, easement, encroachment, servitude, right of first option, right of first refusal, or similar restriction, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

“End Date”—as defined in Section 11.1(d).

“Equity Security”—in respect of any Person, (a) any share, unit of ownership or similar security, (b) any security convertible into or exchangeable for any security described in clause (a), (c) any option, warrant, or other right to purchase or otherwise acquire any security described in clauses (a), (b), or (c), and (d) any “equity security” within the meaning of the Exchange Act.

“ERISA”—the Employee Retirement Income Security Act of 1974.

“Exchange Act”—the Securities Exchange Act of 1934.

“Facilities”—any real property owned or operated or formerly owned or operated by the Company and any buildings, plants, structures, or equipment (including motor vehicles) owned or operated or formerly owned or operated by the Company.

“Financial Statements”—as defined in Section 3.3(a).

“GAAP”—generally accepted accounting principles in the United States.

“Governmental Authorization”—any (a) Consent, license, registration, or permit issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

“Governmental Body”—any:

(a)	nation, state, county, city, town, borough, village, district, or other jurisdiction;

(b)	federal, state, local, municipal, foreign, multinational, or other government;

(c)	governmental or quasi-governmental authority of any nature (including any agency, branch, department, board, commission, court, tribunal, or other entity exercising governmental or quasi-governmental powers);

(d)	body exercising, or entitled or purporting to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power, whether local, national, or international; or

(e)	official of any of the foregoing.

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“Indemnified Person”—as defined in Section 12.7(a).

“Indemnifying Person”—as defined in Section 12.7(a).

“Interim Balance Sheet”—as defined in Section 3.3(b).

“Intellectual Property Asset”—as defined in Section 3.6.

“IRS”—the United States Internal Revenue Service or any successor agency, and, to the extent relevant, the United States Department of the Treasury.

“Know How” - any and all business information, technical data, processes or trade secrets, including any improvements thereto, in any form in which the foregoing may exist, owned exclusively by Security Grade prior to the date of this Agreement.

“Knowledge” - an individual will be deemed to have Knowledge of a particular fact or other matter if that individual is actually aware of that fact or matter.

“Knowledge of Sellers”—Knowledge of any Seller or the Company.

“Leased Real Property”—as defined in Section 3.5(b).

“Legal Requirement”—any constitution, law, ordinance, principle of common law, code, rule, regulation, statute, act, treaty, or order of general applicability of any Governmental Body, including rules and regulations promulgated thereunder.

“Loss”—any cost, loss, liability, obligation, claim, cause of action, damage, deficiency, expense (including costs of investigation and defense and reasonable attorneys’ fees and expenses), fine, penalty, judgment, award, assessment, or diminution of value.

“Marks” –as defined in Section 3.6(a)(i).

“Material Adverse Change”—with respect to the Company, any event, change, development, or occurrence that, individually or together with any other event, change, development, or occurrence, is materially adverse to its business, condition (financial or otherwise), assets, results of operations, or prospects.

“Member Income Taxes”—as defined in Section 3.20.1(a).

“Net Names”—as defined in Section 3.22(a)(vii).

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“Occupational Safety and Health Law”—any Legal Requirement designed to promote safe and healthful working conditions and to reduce occupational safety and health hazards, including the Occupational Safety and Health Act, and any program, whether governmental or private (such as those promulgated or sponsored by industry associations and insurance companies), designed to promote safe and healthful working conditions.

“Operating Agreement”—means the Operating Agreement of Security Grade Protective Services, Ltd,, dated to be effective as of January 1, 2016 (the “Operating Agreement”).

“Order”—any order, injunction, judgment, decree, ruling, assessment, or arbitration award of any Governmental Body or arbitrator.

“Ordinary Course of Business”—an action taken by a Person will be deemed to have been taken in the Ordinary Course of Business only if that action:

(a)	is consistent in nature, scope, and magnitude with the past practices of such Person and is taken in the ordinary course of the normal, day-to-day operations of such Person; and

(b)	does not require authorization by the board of directors of such Person (or by any Person or group of Persons exercising similar authority) and does not require any other separate or special authorization of any nature.

“Organizational Documents”—(a) the articles, certificate of incorporation or articles of organization and any agreement of the owners including, without limitations, operating agreements; (b) the certificate of formation; (c) all documents required to be filed with the Governmental Body; and (d) any amendment to or restatement of any of the foregoing.

“Patents”- as defined in Section 3.6(a)(ii).

“Permitted Encumbrances”—(a) Encumbrances for Taxes and other governmental charges and assessments that are not yet due and payable, (b) Encumbrances of carriers, warehousemen, mechanics, and materialmen and other like Encumbrances arising in the Ordinary Course of Business (provided lien statements have not been filed or such Encumbrances otherwise perfected), (c) statutory Encumbrances in favor of lessors arising in connection with any property leased to the Company, and (d) Encumbrances disclosed in the Financial Statements.

“Person”—an individual, partnership, corporation, business trust, limited liability company, limited liability partnership, joint stock company, trust, unincorporated association, joint venture, other entity, or a Governmental Body.

“Porter Employment Agreement”—as defined in Section 2.4(a)(v) and attached as Exhibit 2.4(a)(v);

“Proceeding”—any action, arbitration, mediation, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, judicial, or investigative) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

“Purchase Price”—as defined in Section 2.2.1.

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“Record”—information that is inscribed on a tangible medium or that is stored in an electronic or other medium.

“Related Person”—

(a)	With respect to an individual:

(i)	each other member of such individual’s Family;

(ii)	any Person that is directly or indirectly controlled by such individual or any one or more members of such individual’s Family;

(iii)	any Person in which members of such individual’s Family hold (individually or in the aggregate) a Material Interest; and

(iv)	any Person with respect to which one or more members of such individual’s Family serves as a director, officer, partner, manager, executor, or trustee (or in a similar capacity).

(b)	With respect to a Person other than an individual:

(i)	any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with, such specified Person;

(ii)	any Person that holds a Material Interest in such specified Person;

(iii)	each Person that serves as a director, officer, partner, manager, executor, or trustee of such specified Person (or in a similar capacity);

(iv)	any Person in which such specified Person holds a Material Interest; and

(v)	any Person with respect to which such specified Person serves as a general partner, manager, or a trustee (or in a similar capacity).

(c)	For purposes of this definition:

(i)	“control” (including “controlling,” “controlled by,” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise, and shall be construed as such term is used in the rules promulgated under the Exchange Act;

(ii)	the “Family” of an individual includes (A) the individual, (B) the individual’s spouse, (C) any other natural person who is related to the individual or the individual’s spouse within the second degree, and (D) any other natural person who resides with such individual; and

(iii)	“Material Interest” means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of voting securities or other voting interests representing at least 10% of the outstanding voting power of a Person or Equity Securities representing at least 10% of the outstanding equity interests in a Person.

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“Releasable Claim”—as defined in Section 12.9(a).

“Released Claim”—as defined in Section 12.9(a).

“Released Party”—as defined in Section 12.9(a).

“Releasing Party”—as defined in Section 12.9(a).

“Representative”—with respect to a particular Person, includes any director, officer, manager, employee, agent, consultant, advisor, accountant, financial advisor, or legal counsel of such Person.

“Restricted Period”—as defined in Section 8.3.2(a).

“Securities Act”—the Securities Act of 1933.

“Seller Related Parties”—as defined in Section 12.9(a).

“Seller(s)”—as defined in the first paragraph of this Agreement.

“Software”—as defined in Section 3.6(a)(v).

“Stock Options”—as defined in Section 2.2.2.

“Tax” or “Taxes”—any income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental, windfall profit, customs, vehicle, airplane, boat, vessel or other title or registration, capital stock, franchise, employees’ income withholding, foreign or domestic withholding, Social Security, unemployment, disability, real property, personal property, sales, use, transfer, value added, concession, alternative, add-on minimum and other tax, fee, assessment, levy, tariff, charge, or duty of any kind whatsoever and any interest, penalty, addition, or additional amount thereon imposed, assessed, or collected by or under the authority of any Governmental Body or payable under any tax-sharing agreement or any other Contract.

“Tax Authority”—as defined in Section 3.20.1(b).

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“Tax Return”—any return (including any information return), report, statement, schedule, notice, form, declaration, claim for refund, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax.

“Tax Warranty”—as defined in Section 3.20.2.

“Terminating Customer (s)”—as defined in Section 2.2.3.

“Third Party”—a Person that is not the Company or a party to this Agreement.

“Third-Party Claim”—any claim against any Indemnified Person by a Third Party, whether or not involving a Proceeding.

“Trade Secrets”—as defined in Section 3.6(a)(vi).

“Units”—as defined in the Recitals of this Agreement.

“Working Capital” – the capital of the Company that is used in its day-to-day trading operations, calculated as the current assets minus the current liabilities.

Any term capitalized term contained but not defined herein shall have the meaning set forth in the Operating Agreement.

1.2         Usage

(a)	In this Agreement, unless expressly stated otherwise:

(i)	the singular includes the plural and vice versa;

(ii)	reference to any Person includes such Person’s successors and assigns, if applicable, but only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity;

(iii)	reference to a gender includes the other gender;

(iv)	reference to any agreement, document, or instrument means such agreement, document, or instrument as amended or modified and in effect from time to time in accordance with its terms;

(v)	reference to any Legal Requirement means that Legal Requirement as from time to time in effect, including any amendment, modification, codification, replacement, or reenactment of such Legal Requirement;

(vi)	reference to any section or other provision of any Legal Requirement means that provision of such Legal Requirement as from time to time in effect, including any amendment, modification, codification, replacement, or reenactment of such section or other provision;

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(vii)	“hereunder,” “hereof,” “hereto,” and words of similar import refer to this Agreement as a whole and not to any particular Article, Section, or other provision of this Agreement;

(viii)	“any” means “any and all”;

(ix)	with respect to the determination of any period of time, “from” means “from and including” and “to” means “to but excluding”;

(x)	a reference to a document, instrument, or agreement also refers to all addenda, exhibits, or schedules thereto;

(xi)	a reference to a “copy” or “copies” of any document, instrument, or agreement means a copy or copies that are complete and correct; and

(xii)	a reference to a list, or any like compilation, means that the item referred to is complete and correct.

(b)	Unless otherwise specified in this Agreement, all accounting terms used in this Agreement will be interpreted, and all accounting determinations under this Agreement will be made, in accordance with GAAP.

(c)	This Agreement was negotiated by the parties with the benefit of legal representation, and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any party as having been drafted by it will not apply to any construction or interpretation of this Agreement.

(d)	The headings contained in this Agreement are for convenience of reference only, shall not be deemed to be part of this Agreement, and shall not be referred to in connection with the construction or interpretation of this Agreement.

II.         SALE AND PURCHASE OF UNITS

2.1          Sale and Purchase of Units

Subject to the terms and conditions of this Agreement, and in reliance upon the representations, warranties, and covenants contained in this Agreement, at the Closing, Buyer shall purchase the Units from the Sellers, and the Sellers shall sell all of their Units in Security Grade to Buyer, consisting of the following:

(i)	Derek Porter shall sell 480,000 Class A Units of Security Grade, 55,000 Class B Units of Security Grade and any other Equity Security in Security Grade he holds;

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(ii)	David Beckett shall sell 320,000 Class A Units of Security Grade, 15,000 Class B Units of Security Grade and any other Equity Security in Security Grade he holds;

(iii)	Guy Cerasoli shall sell 40,000 Class B Units of Security Grade and any other Equity Security in Security Grade he holds;

(iv)	David Keyes shall sell 30,000 Class B Units of Security Grade and any other Equity Security in Security Grade he holds;

(v)	Ryan Shields shall sell 30,000 Class B Units of Security Grade and any other Equity Security in Security Grade he holds;

(vi)	Mark Mergo shall sell 30,000 Class B Units of Security Grade and any other Equity Security in Security Grade he holds.

(collectively the “Units”).

2.2          Purchase Price for the Units and Terms of Payment

2.2.1       Purchase Price. The purchase price for the sale and transfer of the Units is Four Million Two Hundred Thousand Seven Hundred and Forty Five U.S. Dollars ($4,200,745) (“Purchase Price”). The Purchase Price shall be allocated among the Sellers as set forth below and in Schedules 2.2.2 and 2.2.6, and the Purchase Price shall be paid to the Sellers pursuant to the terms of this Section 2.2.

2.2.2       Closing Payments. At Closing, Buyer shall deliver as payment on account of the Purchase Price:

(a) Eight Hundred Thousand U.S. Dollars ($800,000) (the “Closing Payment”), which will be allocated among the Sellers as set forth on Schedule 2.2.2, and which shall be paid by wire transfer to Sellers or Sellers’ Representative (at Seller’s election and direction) pursuant to written wire transfer instructions delivered to Buyer by the Sellers or Sellers’ Representative at least three (3) Business Days prior to the Closing;

(b) Non-Qualified Stock Options in Buyer in the form of the Notice of Grant of Stock Option and Stock Option Agreement attached as Exhibit 2.2.2 (the “Stock Options”). The number of Stock Options issued to Sellers at Closing shall be as follows:

(1) Derek Porter shall receive 110,973 Stock Options

(2) David Beckett shall receive 69,488 Stock Options;

(3) Guy Cerasoli shall receive 8,297 Stock Options;

(4) David Keyes shall receive 6,223 Stock Options;

(5) Ryan Shields shall receive 6,223 Stock Options; and

(6) Mark Mergo shall receive 6,223 Stock Options.

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2.2.3        Future Stock Options. Provided that, within the first sixty (60) days following the Closing, no material customer identified in Schedule 3.15 terminates its contractual relationship with the Company and that all contracts with such material customers are in full force and effect without default or cancellation as of the sixth (60th) day following the Closing, on the sixty first (61st) day following the Closing, Buyer shall issue the following additional Stock Options to Sellers pursuant to the Notice of Grant of Stock Option attached as Exhibit 2.2.2:

(1) Derek Porter shall receive 110,973 Stock Options;

(2) David Beckett shall receive 69,488 Stock Options;

(3) Guy Cerasoli shall receive 8,297 Stock Options;

(4) David Keyes shall receive 6,223 Stock Options;

(5) Ryan Shields shall receive 6,223 Stock Options; and

(6) Mark Mergo shall receive 6,223 Stock Options

In the event of termination, cancellation or default of any contract with one or more material customer identified in Schedule 3.15 within the first sixty (60) days following the Closing (“Terminating Customer(s)”), the Stock Options received by Sellers (inclusive of Stock Options received under this Section 2.2.3 and Section 2.2.2 above) shall be reduced and/or forfeited to the extent necessary (pro rata based upon their ownership interest in the Company immediately preceding the Closing) by a percentage equal to the revenue received by the Company from the Terminating Customer(s) in the one hundred and eighty (180) days immediately preceding such termination divided by the revenue received by the Company from all material customers identified in Schedule 3.15 in the one hundred and eighty (180) days immediately preceding such termination.

2.2.4        Material Terms of Stock Options. The terms and conditions of Seller’s entitlement to Stock Options are more fully set forth in the Stock Option Agreement attached as Exhibit 2.2.2. All Stock Options shall vest one (1) year from the Closing Date, subject to the terms and conditions of the Employment Agreement of Porter and the Employment Agreement of Beckett, and shall have an exercise price of $0.001.

2.2.5        Value of Stock Options in Relation to Purchase Price. The value and consideration attributable to the Stock Options for purposes of credit towards the Purchase Price shall be determined as set forth above irrespective of whether the Stock Options vest and independent of the price of Buyer’s Stock as of the date the Stock Options vest, are exercised or sold.

2.2.6        Remaining Purchase Price Payments. The balance of the Purchase Price shall be payable by the Company in cash allocated among the Sellers and paid as set forth in Schedule 2.2.6.

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2.3          Closing

Subject to Article 11, the purchase and sale (the “Closing”) provided for in this Agreement will take place on June 2, 2017 at 10:00 a.m. (Mountain Standard Time) or at such other date and time as Buyer and Seller may otherwise agree, provided that on or prior to that date all conditions set forth in Articles 9 and 10 have been satisfied or waived. The Closing will be effected in the form laid down in Section 2.4. If all conditions set forth in Articles 9 and 10 have not been satisfied or waived by June 2, 2017, subject to Article 11, the Closing will take place upon the earlier of (a) five (5) Business Days following notice given by Buyer stating that all conditions set forth in Articles 9 and 10 have been satisfied or waived (other than conditions to be satisfied on the Closing Date), and (b) the End Date. The Closing will be deemed to be effective as of the close of business on the Closing Date for tax and accounting purposes.

2.4          Closing Obligations

At the Closing or as soon as practical thereafter:

(a)	Sellers shall deliver to Buyer:

(i)	the original of any certificates representing the Units marked “Cancelled”;

(ii)	the Organizational Documents of the Company filed with any Governmental Body in connection with its organization, duly certified as of a recent date by the Secretary of State or other appropriate authority of the jurisdiction of its incorporation or organization;

(iii)	the Organizational Documents of the Company not filed with a Governmental Body in connection with its organization, certified as of the Closing Date by the Secretary of the Company;

(iv)	certificates dated as of a date not more than ten (10) days prior to the Closing Date as to the good standing of the Company, issued by the appropriate Governmental Body of the jurisdiction of the Company’s organization and each jurisdiction in which the Company is licensed or qualified to do business;

(v)	an employment agreement by and between Derek Porter and Buyer in the form of Exhibit 2.4(a)(v) (“Porter Employment Agreement), executed by Derek Porter;

(vi)	an employment agreement by and between David Beckett and the Buyer in the form of Exhibit 2.4(a)(vi) (“Beckett Employment Agreement”), executed by David Beckett;

(vii)	letters of resignation signed by Derek Porter and David Beckett resigning from their positions as officers, managers and members of the Board of Managers of Security Grade effective as of the Closing Date, and terminating their existing service agreements, if any, either oral or written, with Security Grade;

(vii)	the certificate referred to in Section 10.3;

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(b)	Buyer shall deliver to Sellers or Sellers’ Representative:

(i)	the Closing Payment;

(ii)	the Notice of Grant of Stock Option and Stock Option Agreement in accordance with Section 2.2.2 and in the form attached as Exhibit 2.2.2 signed by Buyer;

(iii)	the Porter Employment Agreement executed by the Company;

(v)	the Beckett Employment Agreement, executed by the Company;

(vi)	the certificate referred to in Section 9.3; and

(vii)	certificates representing the Units, if any.

III.       REPRESENTATIONS AND WARRANTIES OF SELLERS

Sellers severally, represent and warrant to Buyer as follows:

3.1         Corporate Status

(a)	Security Grade is duly incorporated, validly existing and in good standing under the laws of the State of Colorado and has the corporate power and authority to carry on its business as it is presently being conducted and in accordance with the applicable laws of the State of Colorado and of the United States of America. The statements made in the Recitals above are hereby incorporated by reference and are true and correct. To the Knowledge of Sellers, Security Grade is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of its properties owned, leased or operated or the nature of its activities make such qualification necessary. Nothing contained herein shall be interpreted to preclude or in any way inhibit the purchase transaction contemplated herein.

(b)	The authorized and outstanding Equity Securities of the company consist of 800,000 Class A Units and 200,000 Class B Units. Sellers are the owners (of record and beneficially) of all of the Units, free and clear of all Encumbrances, including any restriction on the right of any Seller to transfer the Units to Buyer pursuant to this Agreement. To the extent of any restrictions on transfer of the Units contained within the Operating Agreement or elsewhere, the Sellers knowingly and expressly waive such restrictions.

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(c)	Other than the Units, there are no: (i) units of ownership interest of Security Grade outstanding, (ii) options, warrants, agreements, convertible, exercisable or exchangeable securities, (iii) calls, subscriptions, rights, commitments or other agreements pursuant to which Security Grade is or may become obligated to issue, sell, transfer, purchase, subscribe for, return or redeem or otherwise acquire Units or other securities of Security Grade or to provide funds to, make an investment in, or contribute capital to, any person, entity or governmental body of any type or nature, (iv) agreements pursuant to which registration rights in units of ownership interest of Security Grade have been granted, (v) agreements amount the Sellers regarding ownership interest of Security Grade, whether written or verbal, among any current or former member of Security Grade, other than the Operating Agreement, (vi) membership interest appreciation rights, security-based performance units, “phantom” stock/units, profit participation or other similar rights or agreements, and (vii) agreements to register any Equity Security of Security Grade for sale or resale under federal or state securities laws.

(d)	No insolvency or similar proceedings have been commenced or applied in respect of Security Grade, and Security Grade is not over-indebted or unable to pay its due debts and such inability is not impending in respect of Security Grade.

(e)	Security Grade does not have any subsidiaries (in any form, including, without limitation, corporations, limited liability companies, partnerships, trusts, joint ventures, associations or entities of any other form) and does not otherwise own or control, directly or directly, or hold any rights to acquire, any capital stock or any securities, interests or investments (other than investments that constitute cash or cash equivalents) in any other corporation, limited liability company, partnership, trust, joint venture, association or other entity of any form.

3.2         Articles of Organization and Operating Agreement

Sellers have delivered to Buyer copies of the Organizational Documents of Security Grade. The Company is not in default under or in violation of any of its Organizational Documents.

3.3         Financial Statements and Business Assessments

(a)	The financial statements of Security Grade for the financial year ending 31 December 2016, attached as Schedule 3.3(a) hereto (“Financial Statements”), and all other financial statements provided by Security Grade to Buyer, are accurate and complete and have been prepared in accordance GAAP.

(b)	There are no liabilities of Security Grade other than those duly recorded in the monthly balance sheet of Security Grade as of April 30, 2017 (“Interim Balance Sheet”) and those incurred in the Ordinary Course of Business since April 30, 2017 to Buyer; adequate reserves are provided and there are no circumstances which would require further reserves in the financial statement ending 31 December 2016; there are no contingent liabilities of Security Grade.

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(c)	The monthly balance sheets and the monthly profit and loss statements of Security Grade covering the period January 1, 2017 through April 30, 2017, attached as Schedule 3.3(c), hereto are accurate and complete and have been prepared in accordance with GAAP.

(d)	The receivables of Security Grade which are set out in the monthly balance sheet as of April 30, 2017, represent valid obligations arising from sales actually made or services actually performed in the Ordinary Course of Business. There is no contest, claim, defense, or right of setoff, other than returns in the Ordinary Course of Business, with respect to any account receivable.

3.4         Conduct of Business

(a)	Since January 1, 2017, Security Grade has conducted itself in the Ordinary Course of Business and consistent with past practice except as otherwise contemplated herein including, without limitation, Section 6.2. Security Grade has not incurred any liability other than liabilities in the Ordinary Course of Business. Security Grade has all assets, equipment, know-how and human resources required to continue its business as previously conducted also after the Closing Date. Nothing contained herein shall be interpreted to preclude or in any way inhibit the purchase transaction contemplated herein.

(b)	Since January 1, 2016, Security Grade has not, other than what has been disclosed to Buyer or in the Ordinary Course of Business or in connection with transactions contemplated in furtherance of this Agreement:

(i)	(A) formed any subsidiary; or (B) adopted a plan of complete or partial liquidation or dissolution;

(ii)	combined or reclassified any Units or issued or authorized the issuance of any other securities in respect of, in lieu of or in substitution for any Units;

(iii)	purchased, redeemed or otherwise acquired, directly or indirectly, units of ownership in any Third Party;

(iv)	issued, delivered, granted, sold, authorized, pledged or otherwise encumbered any Units, other than issuance of the Units described in the above Section 2.1 and Recital D, or any securities convertible into Units, or subscriptions, rights, warrants or options to acquire any shares of capital stock or any securities convertible into shares of capital stock, or entered into other agreements or commitments of any character obligating it to issue any such securities or rights;

(v)	acquired or agreed to acquire by merging or consolidating with, or by purchasing any equity or voting interest in or any assets of, or by any other manner, any business or any person or entity of any form or any division thereof, or otherwise acquired or agreed to acquire any assets;

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(vi)	sold, leased or otherwise disposed of assets or securities, including by merger, consolidation, asset sale or other business combination, other than in the Ordinary Course of Business;

(vii)	mortgaged or pledged any of its assets (tangible or intangible), or created, assumed or suffered to exist any Liens thereupon, other than Permitted Encumbrances;

(viii)	made any loans, advances or capital contributions to, or investments in, any other person or entity of any form;

(ix)	made any material change in its methods or principles of accounting;

(x)	made or changed any election, changed an annual accounting period, adopted or changed any accounting method, filed any amended Tax Return, entered into any closing agreement, settle any Tax claim or assessment relating to Security Grade, surrendered any right to claim a refund of Taxes, consented to any extension or waiver of the limitation period applicable to any Tax claim or assessment relating to Security Grade, or taken any other similar action relating to the filing of any Tax Return or the payment of any Tax;

(xi)	entered into any written, oral or other agreement, contract, subcontract, settlement agreement, license, sublicense, or other legally binding commitment containing any non-competition or exclusivity restrictions on Security Grade;

(xii)	incurred any indebtedness or guaranteed any such indebtedness of another person or entity of any form;

(xiii)	waived, released, assigned, settled or compromised any Proceeding; or

(xiv)	agreed in writing or otherwise to take any of the actions described in (i) through (xiii) above.

3.5         Status of Fixed Assets

(a)	The fixed assets of Security Grade as shown in the Financial Statements, excluding assets serving as a security for bank loans taken out by Security Grade and Permitted Encumbrances, are fully owned by Security Grade. The fixed assets owned by Security Grade, excluding assets serving as a security for bank loans taken out by Security Grade and Permitted Encumbrances, are free of any Liens.

(b)	Schedule 3.5(b) sets forth a true and complete list of all real property leased by Security Grade (collectively, the “Leased Real Property”), including the location of, and a brief description of the nature of the activities conducted on such Leased Real Property. Security Grade has valid leasehold interests in the Leased Real Property, free and clear of all Liens, other than liens, Taxes, assessments and other governmental charges, in each case, not yet due and payable or which are being contested in good faith by appropriate Proceedings. No person, entity or governmental body of any type or nature other than Security Grade has any right to use, occupy or lease all or any portion of the Leased Real Property.

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(c)	The assets owned and leased by Security Grade constitute all the assets used in connection with the business of Security Grade. Such assets constitute all the assets necessary for Security Grade to continue to conduct its business following the Closing as it is being conducted.

(d)	Security Grade does not own, and never has owned, any real property.

3.6         Intellectual Property Assets

(a)	Definition of Intellectual Property Assets

The term “Intellectual Property Assets” means all intellectual property owned, licensed (as licensor or licensee), or used by the Company, including:

(i)	the name of the Company, assumed, fictional, business and trade names, registered and unregistered trademarks, service marks, and logos, and trademark and service mark applications (collectively, “Marks”);

(ii)	patents, patent applications (collectively, “Patents”), and Invention Disclosures;

(iii)	registered and unregistered copyrights in both published works and unpublished works (collectively, “Copyrights”);

(iv)	all rights in mask works (as defined in Section 901 of the Copyright Act of 1976);

(v)	software (including firmware and other software embedded in hardware devices), software code (including source code and executable or object code), subroutines, interfaces, including APIs, and algorithms (collectively “Software”);

(vi)	all know-how, trade secrets, confidential or proprietary information, customer lists, technical information, data, process technology, plans, drawings, inventions, and discoveries, whether or not patentable (collectively, “Trade Secrets”); and

(vii)	all rights in Internet websites, Internet domain names, and keywords held by the Company (collectively “Net Names”).

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(b)	Nature of Intellectual Property Assets

(i)	The Intellectual Property Assets owned by the Company, are all those used in or necessary for the conduct of the business of the Company as it is being conducted. The Company is the owner of each of the owned Intellectual Property Assets, free and clear of any Encumbrance, and has the right to use them without payment to any Person. The Company is not bound by, and none of the owned Intellectual Property Assets is subject to, any Contract that in any way limits or restricts the ability of the Company to use, exploit, assert, or enforce any such Intellectual Property Asset anywhere in the world.

(ii)	No funding, facilities, or personnel of any Governmental Body, any educational institution, or any other Person were used, directly or indirectly, to develop or create, in whole or in part, any owned Intellectual Property Asset.

(iii)	Since January 1, 2016, the Company has not assigned or otherwise transferred any interest in, or agreed to assign or otherwise transfer any interest in, any Intellectual Property Asset to any other Person, except pursuant to nonexclusive licenses in the Ordinary Course of Business.

(iv)	The Company is not nor has it ever been a member or promoter of, or a contributor to, any industry standards body or other organization that could require or obligate the Company to grant or offer to any other Person any license or right to any Intellectual Property Asset.

(c)	Patents

The Company has no Patents or Patent applications pending.

(d)	Marks

The Company has the following Mark: Total Accountability Program (T.A.P.)

(e)	Copyrights

The Company has no Copyrights or Copyright applications pending.

(f)	Trade Secrets

(i)	The documentation relating to each Trade Secret is current, accurate, and sufficient in detail and content to identify and explain it and to allow its full and proper use without reliance on the knowledge or memory of any individual.

(ii)	The Company has taken all reasonable precautions to protect the secrecy, confidentiality, and value of each Trade Secret.

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(iii)	No Trade Secret is part of the public knowledge or literature or has been used, divulged, or appropriated either for the benefit of any Person or to the detriment of the Company. No Trade Secret is subject to any adverse claim or has been challenged, and, to the Knowledge of Sellers, no such challenge is threatened. No Trade Secret infringes or is alleged to infringe any intellectual property right of any Person

(g)	Software

All Software owned, licensed, or used by the Company (other than commonly available, noncustomized third-party software licensed to the Company for internal use on a nonexclusive basis) is listed in Schedule 3.6(g). The Company has all rights necessary to use all copies of all Software used by the Company.

(h)	The Company has no Net Names.

3.7          Litigation

(a)	Security Grade is not a party to or threatened in writing by any Proceeding.

(b)	To the Knowledge of the Sellers, Security Grade is not subject to, or is threatened in writing of, any governmental or public authority’s claim which has been raised in writing, action, suit, hearing (as party involved), external investigation or external Proceeding regarding the business carried out or material violations or material breaches of mandatory requirements, raised by any authority of competent jurisdiction charged with authorizing, regulating or monitoring the manufacture, sale or importing of products by Security Grade.

(c)	Security Grade is not to the Knowledge of the Sellers, subject to any judgment, decree or settlement resulting from any civil law, administrative law or criminal law Proceeding, which could reasonably be expected to have a Material Adverse Change.

3.8         Material Agreements

Except for the agreements listed in Schedule 3.8 hereto, Security Grade is not a party to any of the following agreements:

(a)	any supply agreements of an amount or value in excess of $5,000;

(b)	any credit and other loan, bond, note, letter of credit of an amount or value in excess of $5,000;

(c)	any distributorship or agency agreement;

(d)	any property lease agreement;

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(e)	any license agreement, either as licensee or licensor;

(f)	any coexistence agreements with regard to trademarks or other intellectual property rights;

(g)	any guarantee, suretyship or any other collateral granted by Security Grade for an indebtedness;

(h)	any agreements that are material to the conduct and operations of Security Grade’s business and its properties; or

(i)	any material agreement which includes change of control clauses or similar provisions triggering the termination, cessation, revocation or acceleration of the agreement.

The agreements identified in Schedule 3.8 hereto are valid and in full force and effect. Neither Security Grade nor the Sellers have received any notice that Security Grade is in default under or in breach of said agreements.

3.9          INTENTIONALLY OMITTED

3.10        Insurance Policies

Schedule 3.10 hereto contains a true and complete list of all insurance policies relating to the business of Security Grade. All such insurance policies are in full force and effect and all premiums due have been paid.

3.11        Public Approvals, Permits and Licenses

Security Grade holds all public approvals, registrations, applications, permits, domestic or foreign licenses and any other public law authorizations and agreements required for its business as operated on the date hereof from any domestic or foreign governmental, quasi-governmental or public agency, board, body, commission or authority (the “Authorizations”) and there are no indications for a withdrawal, revocation, restriction or amendment (in part or in full) of any of the Authorizations.

3.12       INTENTIONALLY OMITTED

3.13       Compliance

Security Grade conducts its business in all material respects in compliance with applicable laws, any Authorizations and governmental or public authority’s rules in any relevant jurisdiction.

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3.14       Employees

(a)	Security Grade has made all filings required to be made under applicable labor laws.

(b)	Schedule 3.14 hereto includes a correct and complete list of the employees, consultants and all independent contractors of Security Grade. Such list correctly states for each individual the department, function/position, date of birth, start of service, fixed monthly gross salary and other material entitlements.

(c)	There are no payment obligations or other obligations resulting from collective bargaining agreements and similar agreements other than as identified in Section 3.14 agreements identified in Section (b) above of Security Grade vis-à-vis any of its current or former employees, consultants or independent contractors, not disclosed to Buyer.

(d)	There are no unsettled payment obligations of Security Grade (e.g. salaries, taxes or social security contributions) resulting from employment contracts or other contracts with service providers performing functions of employees, consultants, seconded employees or independent contractors, other than those incurred in the Ordinary Course of Business of Security Grade. All agreements with service providers are in good order, legally valid and binding and not subject to challenge by the parties involved, Tax authorities or social security carriers.

(e)	Security Grade is in compliance with all applicable laws regarding employment, termination of employment, employment practices, terms and conditions of employment, wages and hours, holiday, pension, immigration visas and permits, overtime, collective bargaining, employment discrimination, civil rights, safety and health, workers’ compensation, pay equity, classification of employees, and the collection and payment of withholding and/or Taxes and social security Taxes.

3.15       Customers and Suppliers

Schedule 3.15 contains a list setting forth the material customers of Security Grade and the material suppliers of and service providers to Security Grade. Security Grade has not received any communication indicating that, and there are no circumstances indicating that, any such material supplier or material customer is terminating or materially reducing or making any Material Adverse Change in, or desires or intends to terminate or materially reduce or make any Material Adverse Change in, any aspect of its or any of its affiliates’ business relationship with Security Grade.

3.16       Books and Records

The copies of the book records of Security Grade previously made available to Buyer are true, correct and complete, and accurate.

3.17       Bank Accounts

Schedule 3.17 contains a true, correct and complete list of all bank accounts maintained by Security Grade, including each account number and the name and address of each bank and the name of each individual or entity who has signature power or power of attorney to act on behalf of Security Grade with respect to each such account.

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3.18       Brokers

Neither Security Grade nor any of its affiliates, officers, directors or employees or representatives, has entered into and will not enter into any contract, agreement, arrangement or understanding with any broker, finder or similar agent or any person or entity which will result in an obligation of Buyer, Security Grade or any of their respective affiliates to pay any finder’s fee, brokerage fees or commission or similar payment in connection with the Contemplated Transactions.

3.19       Anti-Bribery; International Matters

None of the directors, officers, agents or employees of Security Grade or any of their affiliates or representatives has, in each case in connection with Security Grade’s business, (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses, including expenses related to political activity, (b) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns, made any bribes or kickback payments or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or similar anti-bribery laws of any other nation or union or (c) made any other unlawful payment.

3.20       Taxes

3.20.1     Definitions

For the purposes of this Agreement the following terms shall be defined as set forth below:

(a)	“Member Income Taxes” means the individual income tax of Sellers based upon, measured by, or calculated with respect to gross or net income or gross or net receipts or profits (including franchise Tax) on any capital gains, alternative minimum Taxes, net worth and any Taxes on items on Tax preference.

(b)	“Tax Authority” or “Tax Authorities” means any governmental authority, agency, body or other regulatory authority that is responsible for the assessment, administration or collection of any Taxes in any jurisdiction.

3.20.2     Tax Warranties

The Sellers hereby represent and warrant to Buyer that the following statements are true and correct as of the date hereof and the Closing Date or any other date as specified hereinafter (“Tax Warranties”):

(a)	Security Grade and each of its predecessors have filed, within the time and in the manner prescribed by law, all Tax Returns heretofore required to be filed under federal, state, local or any foreign laws by Security Grade or its predecessors, and all such Tax Returns are true, correct and complete in all material respects.

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(b)	Security Grade and the Sellers have within the time and in the manner prescribed by law, paid (and until the Closing Date will, within the time and in the manner prescribed by law, pay) all Taxes (as defined below) that are due and payable by them.

(c)	There are no liens for Taxes upon the assets of Security Grade or the Sellers except liens for Taxes not yet due and Permitted Encumbrances.

(d)	Security Grade is, and at all times February 25, 2016 has been, and at all times between the date hereof and Closing shall remain a partnership for tax purposes as that term is defined in Section 761 of the Internal Revenue Code of 1986 (the “Code”). Security Grade does not own equity interests in any entities that are taxable as C corporations pursuant to the Code.

(e)	No deficiency for any Taxes has been proposed, asserted or assessed against either Security Grade or the Sellers which has not been resolved and paid in full.

(f)	There are no outstanding tolling agreements, waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns that have been given by Security Grade, its predecessors or members.

(g)	No federal, state, local or foreign audits, investigations, other administrative proceedings or other Proceedings are presently pending with regard to any Taxes or Tax Returns of Security Grade or its members.

(h)	Security Grade and its members are not a party to any tax-sharing or allocation agreement, and Security Grade and its members do not owe any amount under any tax-sharing or allocation agreement.

(i)	Security Grade and its members have complied (and until the Closing Date will comply) in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes and have, within the time and in the manner prescribed by law, withheld from employee wages and paid over to the proper governmental authorities all amounts required to be so withheld and paid over under all applicable laws.

(j)	Security Grade has never been (and does not have any liability for unpaid Taxes because it once was) a member of an “affiliated group” within the meaning of section 1502 of the Code during any part of any consolidated return year within any part of which year any entity other than Security Grade was also a member of such affiliated group. Security Grade its shareholders have as of the date hereof and as of the Closing Date duly paid and/or withheld all Taxes and Member Income Taxes due, including tax prepayments pursuant to the applicable laws and the applicable regulations of the Tax Authorities, and transferred the respective Taxes to the respective competent Tax Authority or other authorities.

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3.20.3     Tax Return Filings and Payment Obligations for Pre-Closing Periods.

Buyer shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for Security Grade for all periods ending on or prior to the Closing Date that are filed after the Closing Date. To the extent permitted by applicable law, Buyer shall include any income, gain, loss, deduction or other tax items for such periods on the Tax Returns in a manner consistent with the Schedule K-1s furnished by Security Grade to the Buyer for such periods. Prior to filing, Buyer shall permit Sellers to review and comment on each such Tax Returns that are due after the Closing Date and which are described in the preceding sentence. The Sellers shall pay (and indemnify Security Grade and Buyer against), all Tax liabilities of Security Grade through the Closing Date except to the extent that such tax liabilities are reflected as current liabilities for Taxes on Schedule 3.20.3.

3.20.4     Cooperation and Exchange of Information

After the Closing Date, the Sellers, Security Grade and Buyer shall cooperate with each other and will provide information to each other as either of them reasonably requests in connection with the filing of any Tax Return, amended return or claim for refund, determining any liability for Taxes or a right to refund of Taxes or participating in or conducting any audit or other proceeding in respect of Taxes relating to Security Grade, or preparing any financial statements including annual reports and related accounting matters for the period ending on or prior to the Closing Date. Such cooperation and information shall include provision of copies of relevant Tax Returns together with accompanying schedules and related work papers and documents related to rulings or other determinations by Tax Authorities.

3.21        INTENTIONALLY OMITTED

3.22        Enforceability and Authority; No Conflict

(a)	The execution, delivery, and performance by Sellers of this Agreement have been duly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by Sellers and constitutes the legal, valid, and binding obligation of Sellers, enforceable against each Seller in accordance with its terms. Sellers have the absolute and unrestricted right, power, and authority to execute and deliver this Agreement and to perform their obligations under this Agreement.

(b)	Neither the execution and delivery of this Agreement nor the consummation or performance of any Contemplated Transaction will directly or indirectly (with or without notice or lapse of time):

(i)	contravene, conflict with, or violate (A) any Organizational Document of the Company, or (B) any resolution adopted by the Board of Managers or the members of the Company;

(ii)	contravene, conflict with, or violate, or give any Governmental Body or other Person the right to challenge any Contemplated Transaction, or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which Sellers, or any assets owned or used by Sellers, is subject; or

(iii)	Breach, or give any Person the right to declare a default or exercise any remedy or to obtain any additional rights under, or to accelerate the maturity or performance of, or payment under, or to cancel, terminate, or modify, any Contract to which Seller is a party.

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To the extent of any restrictions on transfer of the Units contained within the Operating Agreement or elsewhere, the Sellers knowingly and expressly waive such restrictions.

(c)	Sellers are not required to give notice to or obtain Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any Contemplated Transaction.

3.23        Security Grade Know-How

To the Knowledge of Sellers, Security Grade owns or is entitled to all know-how as well as all rights in domain and product names, trademarks, service marks, signs/logos, images, designs, products and corporate symbols of any product that was produced by Security Grade and necessary to conduct its business as operated on the day hereof.

3.24        Accuracy of Information; Confirmations

(a)	All information and data submitted by the Sellers, Security Grade or any Third Party on behalf of the Sellers to Buyer during the due diligence process or during or in connection with the negotiation and the conclusion of this Agreement are, to the Knowledge of Sellers, in all material respects, true and correct.

(b)	The Sellers confirm that Security Grade has not granted any powers of attorney to attorneys-in-fact.

3.25        No Material Adverse Change

From the Effective Date to the Closing Date, the Company has suffered no Material Adverse Change and no event has occurred, and no circumstance exists, that can reasonably be expected to result in a Material Adverse Change.

3.26        Disclosure

To the Knowledge of Sellers, no representation or warranty of the Sellers in this Agreement omits to state a material fact necessary to make the statements herein, in light of the circumstances in which they were made, not misleading from the standpoint of a prudent business person. To the Knowledge of Sellers, after due inquiry, there is no fact that has specific application to Security Grade (other than general economic or industry conditions) and that materially adversely affects or materially threatens, the assets, business, prospects, financial condition, or results of operations of Security Grade that has not been set forth in this Agreement or the Schedules hereto.

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3.27       Approvals; Notice

Except as expressly stated otherwise in this Agreement, there are no consents, approvals or notices of or filings for authorization by any third parties required in order to enable Security Grade or the Sellers to consummate the Contemplated Transactions.

3.28       No Other Representations and Warranties

Except for the representations and warranties contained in this Article 3, neither Sellers nor any member, director, officer, employee or agent of Sellers has made or makes any other express or implied representation or warranty, either written or oral, on behalf of Sellers or Company.

IV.       REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Sellers as follows:

4.1         Organization and Good Standing

Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware.

4.2         Enforceability and Authority; No Conflict

(a)	The execution, delivery, and performance by Buyer of this Agreement and Buyer’s Closing Documents have been duly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by Buyer and constitutes the legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms. Upon execution and delivery of Buyer’s Closing Documents by Buyer, each of Buyer’s Closing Documents will constitute the legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms. Buyer has the absolute and unrestricted right, power, and authority to execute and deliver this Agreement and Buyer’s Closing Documents and to perform its obligations under this Agreement and Buyer’s Closing Documents.

(b)	Neither the execution and delivery of this Agreement nor the consummation or performance of any Contemplated Transaction will directly or indirectly (with or without notice or lapse of time):

(i)	contravene, conflict with, or violate (A) any Organizational Document of Buyer, or (B) any resolution adopted by the board of directors or the shareholders of Buyer;

(ii)	contravene, conflict with, or violate, or give any Governmental Body or other Person the right to challenge any Contemplated Transaction, or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which Buyer, or any assets owned or used by Buyer, is subject; or

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(iii)	Breach, or give any Person the right to declare a default or exercise any remedy or to obtain any additional rights under, or to accelerate the maturity or performance of, or payment under, or to cancel, terminate, or modify, any Contract to which Buyer is a party.

(c)	Buyer is not required to give notice to or obtain Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any Contemplated Transaction.

4.3         Investment Intent

Buyer is acquiring the Units for its own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act.

4.4         Certain Proceedings

There is no Proceeding pending against Buyer that challenges, or could have the effect of preventing, delaying, making illegal, imposing limitations or conditions on, or otherwise interfering with, any Contemplated Transaction. To Buyer’s Knowledge, no such Proceeding has been threatened.

4.5         Brokers or Finders

Neither Buyer nor any of its Representatives has incurred any obligation or liability, contingent or otherwise, for any brokerage or finder’s fee, agent’s commission, or other similar payment in connection with this Agreement or the Contemplated Transactions.

4.6         No Other Representations and Warranties

Except for the representations and warranties contained in this Article 4, neither Buyer nor any member, director, officer, employee or agent of Buyer has made or makes any other express or implied representation or warranty, either written or oral, on behalf of Buyer.

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V.       INTENTIONALLY OMITTED

VI.       COVENANTS OF SELLERS PRIOR TO CLOSING DATE

6.1         Access and Investigation

Prior to the Closing Date, and upon reasonable notice from Buyer, Sellers shall, and shall cause the Company to, (a) afford Buyer and its Representatives (collectively, “Buyer Group”) full and free access, during regular business hours, to the Company’s personnel, assets, Contracts, and Records, (b) furnish Buyer Group with copies of all such Contracts and Records as Buyer may reasonably request, (c) furnish Buyer Group with such additional financial, operating, and other relevant data and information as Buyer may reasonably request, and (d) otherwise cooperate and assist, to the extent reasonably requested by Buyer, with Buyer’s investigation of the business, condition (financial or otherwise), assets, results of operations, or prospects of the Company. In addition, Buyer shall have the right to have the Leased Real Property and the tangible personal property of the Company inspected by Buyer Group, at Buyer’s sole cost and expense.

6.2         Operation of the Business of the Company

Prior to the Closing Date, each Seller shall, and shall cause the Company to:

(a)	conduct the business of the Company only in the Ordinary Course of Business except of as contemplated by Section 6.3;

(b)	use its best efforts to preserve intact the current business organization of the Company, keep available the services of the officers, employees, and agents of the Company, and maintain its relations and goodwill with suppliers, customers, landlords, creditors, employees, agents, and others having business relationships with the Company;

(c)	confer with Buyer prior to implementing operational decisions of a material nature outside the Ordinary Course of Business;

(d)	report to Buyer at such times as Buyer may reasonably request concerning the status of the business, condition (financial or otherwise), assets, results of operations, or prospects of the Company;

(e)	make no material changes in management personnel of the Company;

(f)	maintain the assets owned or used by the Company in a state of repair and condition that complies with Legal Requirements and Contracts and is consistent with the requirements and normal conduct of the business of the Company;

(g)	keep in full force and effect, without amendment, all material rights relating to the business of the Company;

(h)	comply with all Legal Requirements applicable to, and all Applicable Contracts of, the Company;

(i)	continue in full force and effect any applicable insurance policy;

(j)	except as required to comply with ERISA or to maintain qualification under Section 401(a) of the Code, not amend, modify, or terminate any Employee Plan and, except as required under the provisions of any Employee Plan, not make any contributions to or with respect to any Employee Plan;

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(k)	maintain all records of the Company consistent with past practice; and

(l)	take no action, or fail to take any reasonable action within its control, as a result of which a Material Adverse Change would likely occur.

6.3         Member Equity and Company Bank Accounts

Sellers shall prepare a consolidated balance sheet of the Company as of the close of business on the Closing (the “Closing Balance Sheet”). The Closing Balance Sheet shall be prepared using GAAP principles and shall be prepared in a manner consistent with the balance sheets provided to Buyer prior to Closing. Prior to and as of the Closing Date, Sellers shall cause the consolidated members’ equity of the Company, as shown on the Closing Balance Sheet, to equal or exceed $110,000.

6.4         Filings and Notifications; Cooperation

As promptly as practicable after the Effective Date, and in any event within the applicable time period prescribed by Legal Requirements, Sellers shall, and shall cause the Company and each of their Related Persons to, make all filings and notifications required by Legal Requirements to be made by them in connection with the Contemplated Transactions. Sellers shall, and shall cause the Company and each of their Related Persons to, cooperate with Buyer, its Related Persons, and their respective Representatives (a) with respect to all filings and notifications that Buyer or its Related Persons elect to make or shall be required by Legal Requirements to make in connection with the Contemplated Transactions, and (b) in identifying and obtaining the Governmental Authorizations required by Buyer to own and operate the Company from and after the Closing Date.

6.5         Notice

(a)	Prior to the Closing Date, each Seller shall promptly provide notice to Buyer of any Breach of any representation or warranty of Sellers or any fact or circumstance that would or would reasonably be likely to cause or constitute a Breach of any such representation or warranty had that representation or warranty been made as of the time of the occurrence of such fact or circumstance. No such notice or delivery will be deemed to have cured any Breach of any representation or warranty or affect any right or remedy of Buyer under this Agreement.

(b)	Prior to the Closing Date, each Seller shall promptly provide notice to Buyer of any Breach of any covenant of Sellers in this Article 6. No such notice will be deemed to have cured any Breach of any covenant or affect any right or remedy of Buyer under this Agreement.

6.6         Payment of Indebtedness by Related Persons

Each Seller shall cause all indebtedness owed to the Company by any Seller or any Related Person of any Seller to be paid in full prior to Closing.

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6.7         Exclusive Dealing

Until this Agreement shall have been terminated pursuant to Section 11.1, no Seller shall, and each Seller shall cause the Company and each of their respective Representatives not to, directly or indirectly, solicit, initiate, encourage, or entertain any inquiries or proposals from, discuss or negotiate with, provide any nonpublic information to, or consider the merits of any inquiries or proposals from any Person (other than Buyer) relating to any business combination transaction involving any Seller or the Company, however structured, including the sale of the business or assets (other than in the Ordinary Course of Business) of the Company, or any Equity Security of the Company, or any merger, consolidation, or similar transaction or arrangement. Each Seller shall notify Buyer of any such inquiry or proposal within 24 hours of receipt thereof by any Seller, the Company, or any of their respective Representatives.

6.8         INTENTIONALLY OMITTED.

6.9         Financing Cooperation

Each Seller shall, and shall cause the Company, their Related Persons, and their respective Representatives to provide additional information related to the Company in connection with Buyer arranging of financing of the Contemplated Transactions, as Buyer may reasonably request.

6.10       Confidentiality

Sellers, their Related Persons, and their Representatives shall maintain the terms and contents of this Agreement and all information and evidence elicited or exchanged during the negotiation of this Agreement confidential and shall not disclose, in any way use or describe or characterize to any Third Party, except to their accountants, spouses and as required by law.

6.11       Best Efforts

Sellers shall use their best efforts to cause the conditions in Article 9 to be satisfied.

VII.       COVENANTS OF BUYER PRIOR TO CLOSING

7.1          Filings and Notifications; Cooperation

As promptly as practicable after the date of this Agreement, and in any event within the applicable time period prescribed by Legal Requirements, Buyer shall, and shall cause each of its Related Persons to, make all filings and notifications required by Legal Requirements to be made by them in connection with the Contemplated Transactions. Buyer shall, and shall cause each of its Related Persons to, cooperate with each Seller, the Company, their Related Persons and their respective Representatives with respect to all filings and notifications that any Seller, the Company, or their Related Persons shall be required by Legal Requirements to make in connection with the Contemplated Transactions; provided, however, that Buyer shall not be required to dispose of or make any change to its business, expend any material funds, or incur any other material obligation in order to comply with this Section 7.1.

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7.2         Notice

(a)	Prior to the Closing Date, Buyer shall promptly provide notice to Sellers of any Breach of any representation or warranty of Buyer or any fact or circumstance that would or would reasonably be likely to cause or constitute a Breach of any such representation or warranty had that representation or warranty been made as of the time of the occurrence of such fact or circumstance. No such notice will be deemed to have cured any Breach of any representation or warranty or affect any right or remedy of Sellers under this Agreement.

(b)	Prior to the Closing Date, Buyer shall provide notice to Sellers of any Breach of any covenant of Buyer in this Article 7 or any fact or circumstance that could make the satisfaction of any condition in Article 10 impossible or unlikely and of all corrective actions undertaken, or to be undertaken, by Buyer with respect thereto. No such notice will be deemed to have cured any Breach of any covenant or affect any right or remedy of Sellers under this Agreement.

7.3         Best Efforts

Buyer shall use its best efforts to cause the conditions in Article 9 to be satisfied.

VIII.       POST-CLOSING COVENANTS

Following the Closing:

8.1         Cooperation and Proceedings; Access to Records

Each Seller and Buyer will make available to the other any Records in the nonrequesting party’s custody or control for the purpose of preparing any financial statement or Tax Return or preparing for or defending any tax-related examination of the requesting party or the Company by any Governmental Body. The party requesting such Records will reimburse the nonrequesting party for the reasonable out-of-pocket costs and expenses incurred by the nonrequesting party. The nonrequesting party will afford access to such Records during normal business hours, upon reasonable advance notice given by the requesting party, and subject to such reasonable limitations as the nonrequesting party may impose to delete competitively sensitive or privileged information.

8.2         Use of Security Grade Know-How

Sellers will not use the Security Grade Know-How or any distinctive part or variation thereof or any other domain or product name, trademark, sign/logo, image, design or corporate symbol confusingly similar therewith, with or without any additions and will not use the corporate design of Security Grade, including the colors utilized in the context of the corporate design, as well as any distinctive part or variation thereof confusingly similar therewith.

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8.3         Confidentiality and Non-Competition

8.3.1       Confidentiality Undertaking

The Sellers hereby undertake for a period of two (2) years from the Closing Date not to disclose, cause to be disclosed, or aid and abet disclosure, to third parties of any confidential business information or trade secrets known by them to belong to Security Grade, nor to use such business information or trade secrets for themselves, unless the disclosure is required by law or pursuant to court or other legal process. This limitation upon disclosure set forth herein shall not apply to such information which is already in the public domain prior to the date of this Agreement.

8.3.2       Non-Competition

(a)	The Sellers Derek Porter and David Beckett agree that for the period ending on one (1) year from the Closing Date (the “Restricted Period”), such Seller shall not, within the State of Colorado, directly or indirectly (i) own, operate or control or (ii) participate in the ownership of any business, whether in corporate, proprietorship or partnership form or otherwise, that competes with Security Grade, within the areas of Cannabis information, data, marketing, advertising, cash management or tracking, and/or security services, anywhere that Security Grade conducts business.

(b)	The Sellers Derek Porter and David Beckett agree that each shall not during the Restricted Period:

(i)	(A) in any way interfere with the relationship between Security Grade or Buyer on the one hand, and any officer, director, employee or consultant, on the other hand; (B) induce or attempt to induce, or cause any officer, director, employee or consultant of Security Grade or Buyer to leave the employ of (or otherwise terminate their relationship with) Security Grade or Buyer or violate the terms of their contracts or employment agreements with Security Grade or Buyer; provided that the foregoing clause (B) will not apply to a general solicitation that is not directed specifically to any such employees;

(ii)	induce, or attempt to induce, any customer, salesperson, distributor, supplier, vendor, manufacturer, representative, agent, jobber, licensee or other person or entity transacting business with Security Grade or Buyer to reduce or cease doing business with such person or entity, or in any way to interfere with the relationship between any such customer, salesperson, distributor, supplier, vendor, manufacturer, representative, agent, jobber, licensee or business relation, on the one hand, and Security Grade or Buyer on the other hand.

(iii)	do or say anything which is harmful to the reputation of Security Grade or Buyer.

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(c)	The Sellers Derek Porter and David Beckett agree and acknowledge that the restrictions contained in herein applicable to such Sellers are reasonable and necessary to protect the legitimate interests of Security Grade and Buyer and constitute a material inducement to Buyer to enter into this Agreement and consummate the transactions contemplated hereby. In the event that any covenant contained in herein should ever be adjudicated to exceed the time, geographic, product or service, or other limitations permitted by applicable law in any jurisdiction, then any court is expressly empowered to reform such covenant, and such covenant shall be deemed reformed, in such jurisdiction to the maximum time, geographic, product or service, or other limitations permitted by applicable laws. The covenants contained herein and each provision hereof are severable and distinct covenants and provisions. The invalidity or unenforceability of any such covenant or provision as written shall not invalidate or render unenforceable the remaining covenants or provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such covenant or provision in any other jurisdiction. Notwithstanding anything in this Agreement to the contrary, the provisions of this Section 8.3.2 shall be governed by the laws of the State of Colorado, without regard to its principles of conflicts of laws that would apply the laws of another jurisdiction.

(d)	For the avoidance of doubt, this Section 8.3.2 shall not apply to Guy Cerasoli, David Keyes, Ryan Shields or Mark Mergo.

8.4         Employment Agreements

Derek Porter and David Beckett shall comply with all terms and conditions of their Employment Agreements attached as Exhibit 2.4(a)(v) and Exhibit 2.4(a)(vi), respectively.

8.5         INTENTIONALLY OMITTED

8.6         Fiduciaries of ERISA Plan

Any Seller identified as an ERISA fiduciary and/or fiduciary advisor of an ERISA plan administered by Security Grade shall take all action necessary to terminate such fiduciary relationship and status, and Buyer shall take all action necessary to facilitate such termination including, without limitation, submitting a replacement fiduciary and/or fiduciary advisor.

IX.       CONDITIONS PRECEDENT TO SELLERS’ OBLIGATIONS TO CLOSE

Sellers’ obligations to sell the Units and to take the other actions required pursuant to this Agreement to be taken by Sellers at the Closing are subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived in whole or in part by Sellers):

9.1         Accuracy of Buyer’s Representations

Each of Buyer’s representations and warranties in this Agreement will have been accurate in all material respects as of the date of this Agreement and will be accurate in all material respects as of the Closing Date as if then made.

9.2         Buyer’s Performance

The covenants and obligations that Buyer is required to perform or to comply with pursuant to this Agreement at or prior to the Closing will have been duly performed and complied with in all material respects.

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9.3         Bring Down Certificate

Sellers or Sellers’ Representative will have received a certificate executed by Buyer confirming (a) the accuracy of its representations and warranties as of the date of this Agreement and as of the Closing Date in accordance with Section 9.1 and (b) the performance of and compliance with its covenants and obligations to be performed or complied with at or prior to the Closing in accordance with Section 9.2.

9.4         Additional Documents

Each of the items to be delivered pursuant to Section 2.4(b) and each of the following documents will have been delivered (or tendered subject only to Closing) to Sellers or Sellers’ Representative:

(a)	such other documents as Sellers or Sellers’ Representative may reasonably request, each in form and substance satisfactory to Sellers or Sellers’ Representative, and, if necessary, executed by Buyer, for the purpose of:

(i)	evidencing the accuracy of any of Buyer’s representations and warranties;

(ii)	evidencing the performance by Buyer of, or the compliance by Buyer with, any covenant or obligation required to be performed or complied with by Buyer;

(iii)	evidencing the satisfaction of any condition referred to in this Article 9; or

(iv)	otherwise facilitating the consummation or performance of any Contemplated Transaction.

9.5         No Legal Prohibition

There will not be in effect any Legal Requirement or Order that prohibits the sale of the Units by Sellers to Buyer or the consummation of any of the other Contemplated Transactions.

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X.       CONDITIONS PRECEDENT TO BUYER’S OBLIGATIONS TO CLOSE

Buyer’s obligations to purchase the Units and to take the other actions required pursuant to this Agreement to be taken by Buyer at the Closing are subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived in whole or in part by Buyer):

10.1       Accuracy of Sellers’ Representations

Each of Sellers’ representations and warranties in this Agreement will have been accurate in all material respects as of the date of this Agreement and will be accurate in all material respects as of the Closing Date as if then made.

10.2       Seller’s Performance

The covenants and obligations that Sellers are required to perform or to comply with pursuant to this Agreement at or prior to the Closing will have been duly performed and complied with in all material respects.

10.3       Bring Down Certificate

Buyer will have received a certificate executed by Sellers confirming (a) the accuracy of its representations and warranties as of the date of this Agreement and as of the Closing Date in accordance with Section 10.1 and (b) the performance of and compliance with its covenants and obligations including, without limitation, those set forth in Section 6.3, to be performed or complied with at or prior to the Closing in accordance with Section 10.2.

10.4       Additional Documents

Each of the items to be delivered pursuant to Section 2.4(a) and each of the following documents will have been delivered (or tendered subject only to Closing) to Buyer or Buyer’s Representative:

(a)	such other documents as Buyer or Buyer’s Representative may reasonably request, each in form and substance satisfactory to Buyer or Buyer’s Representative, and, if necessary, executed by Sellers, for the purpose of:

(i)	evidencing the accuracy of any of Seller’s representations and warranties;

(ii)	evidencing the performance by Sellers of, or the compliance by Sellers with, any covenant or obligation required to be performed or complied with by Sellers;

(iii)	evidencing the satisfaction of any condition referred to in this Article 10; or

(iv)	otherwise facilitating the consummation or performance of any Contemplated Transaction.

10.5       No Legal Prohibition

There will not be in effect any Legal Requirement or Order that prohibits the sale of the Units by Sellers to Buyer or the consummation of any of the other Contemplated Transactions.

10.6       Board Approval

The Contemplated Transactions shall have been approved by the Board of Directors of the Buyer.

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XI.       TERMINATION

11.1       Termination Events

Subject to Section 11.2, by notice given prior to or at the Closing, this Agreement may be terminated as follows

(a)	by mutual consent of Buyer and Sellers;

(b)	by Buyer if a material Breach of any provision of this Agreement has been committed by any Seller;

(c)	by Sellers if a material Breach of any provision of this Agreement has been committed by Buyer;

(d)	by Seller if satisfaction of any condition in Article 9 by the Closing Date or such later date as the parties may agree upon (the “End Date”) becomes impossible (other than through the failure of Buyer to comply with its obligations under this Agreement);

(e)	by Buyer if satisfaction of any condition in Article 10 by the End Date becomes impossible (other than through the failure of Seller to comply with its obligations under this Agreement);

(f)	by Buyer if the Closing has not occurred on or before the End Date, unless Buyer is in material Breach of this Agreement; or

(g)	by Sellers if the Closing has not occurred on or before the End Date, unless Sellers are in material Breach of this Agreement.

11.2       Effect of Termination

Each party’s right of termination under Section 11.1 is in addition to any other right it may have under this Agreement (including under Section 12.16) or otherwise, and the exercise of a party’s right of termination will not constitute an election of remedies. If this Agreement is terminated pursuant to Section 11.1, this Agreement will be of no further force or effect; provided, however, that (i) this Section 11.2 and Article 12 will survive the termination from this Agreement and will remain in full force and effect, and (ii) the termination from this Agreement will not relieve any party from any liability for any Breach of this Agreement occurring prior to termination.

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XII.       INDEMNIFICATION; PAYMENT; REIMBURSEMENT; REMEDIES

12.1       Survival; Remedies

(a)	All representations, warranties, covenants, and obligations in this Agreement and any certificate, document, or other writing delivered pursuant to this Agreement will survive the Closing and the consummation and performance of the Contemplated Transactions for a period of twelve (12) months.

(b)	The right to indemnification, payment, reimbursement, or other remedy based upon any such representation, warranty, covenant, or obligation will not be affected by any investigation (including any environmental investigation or assessment) conducted or any Knowledge acquired at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of, or compliance with, such representation, warranty, covenant, or obligation.

(c)	The waiver of any condition relating to any representation, warranty, covenant, or obligation will not affect the right to indemnification, payment, reimbursement, or other remedy based upon such representation, warranty, covenant, or obligation.

(d)	Sellers shall not be liable under this Article 12 for any Losses based upon or arising out of any inaccuracy in or breach of any of the representations or warranties of the Company or Sellers contained in this Agreement if Buyer had Knowledge of such inaccuracy or breach prior to the Closing.

12.2       Indemnification, Payment, and Reimbursement by Sellers

Each Seller shall individually indemnify and hold harmless Buyer, the Company, and their respective Representatives, shareholders, and Related Persons (collectively, the “Buyer Indemnified Persons”) from, and shall pay to Buyer Indemnified Persons the amount of, or reimburse Buyer Indemnified Persons for, any Loss that Buyer Indemnified Persons or any of them may suffer, sustain, or become subject to, as a result of, in connection with, or relating to:

(a)	any Breach of any representation or warranty made by the individual Seller in (i) this Agreement, (ii) the certificate delivered pursuant to Section 10.3, or (iii) any other certificate, document, or other writing delivered by the individual Seller pursuant to this Agreement;

(b)	any material Breach of any covenant or obligation of the individual Seller in this Agreement or in any certificate, document, or other writing delivered by the individual Seller pursuant to this Agreement; or

(c)	any claim by any Person for brokerage or finder’s fees or commissions or similar payments based upon any agreement or understanding made, or alleged to have been made, by any such Person with the individual Seller or any Acquired Company (or any Person acting on their behalf) in connection with any Contemplated Transaction.

(d)	(i) any Taxes of the Company not reflected on the Closing Date Balance Sheet relating to periods on or prior to the Closing Date, and (ii) any liability of the Company for Taxes of any other Person, as a transferee or successor, by Contract or otherwise; or

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12.3       Indemnification, Payment, and Reimbursement by Buyer

Buyer shall indemnify and hold harmless Sellers from, and shall pay to Sellers the amount of, or reimburse Sellers for, any Loss that Sellers or any of them may suffer, sustain, or become subject to, as a result of, in connection with, or relating to:

(a)	any material Breach of any representation or warranty made by Buyer in (i) this Agreement, (ii) the certificate delivered pursuant to Section 9.3, or (iii) in any other certificate, document, or other writing delivered by Buyer pursuant to this Agreement;

(b)	any material Breach of any covenant or obligation of Buyer in this Agreement or in any certificate, document, or other writing delivered by Buyer pursuant to this Agreement; or

(c)	any claim by any Person for brokerage or finder’s fees or commissions or similar payments based upon any agreement or understanding made, or alleged to have been made, by any such Person with Buyer (or any Person acting on its behalf) in connection with any Contemplated Transaction.

12.4       Time Limitations

(a)	If the Closing occurs, Sellers shall have liability under Sections 12.1 and 12.2 with respect to any Breach of a representation, warranty or covenant, obligation, only if on or before the date that is 2.5 years after the Closing Date, Buyer notifies each Seller of a claim, specifying the factual basis of the claim in reasonable detail to the extent known by Buyer.

(b)	If the Closing occurs, Buyer shall have liability under Section 12.3 with respect to any Breach of a representation, warranty or covenant, obligation (other than those in Sections 4.1, 4.2, and 4.5, as to which a claim may be made at any time), only if on or before the date that is 2.5 years after the Closing Date, Sellers notify Buyer of a claim specifying the factual basis of the claim in reasonable detail to the extent known by Sellers.

12.5       Certain Limitations on Amount

(a)	If the Closing occurs, Sellers shall have no liability with respect to claims under Section 12.2 (except for a breach of Section 6.3) until the aggregate of all Losses suffered by all Buyer Indemnified Persons with respect to such claims exceeds $50,000.00; provided, however, that if the aggregate of all such Losses exceeds $50,000.00 Sellers shall be liable for all such Losses up to the amount paid to the Seller.

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(b)	If the Closing occurs, Buyer shall have no liability with respect to claims under Section 12.3 until the aggregate of all Losses suffered by all Seller Indemnified Persons with respect to such claims exceeds $50,000.00 provided, however, that if the total of all such Losses exceeds $50,000.00, Buyer shall be liable for all such Losses. However, this Section 12.5(b) will not apply to any Breach of which Buyer has Knowledge at any time at or prior to the date on which such representation and warranty was made.

12.6       Setoff Right

Upon notice to Sellers or Sellers’ Representative specifying in reasonable detail the basis therefor, Buyer may set off any amount to which it claims to be entitled from any Seller, including any amounts that may be owed under this Article 12 or otherwise, against amounts otherwise payable under Section 2.2 or any provision of this Agreement. The exercise of such right of setoff by Buyer in good faith, whether or not ultimately determined to be justified, will not constitute a default under this Agreement regardless of whether any Sellers dispute such setoff claim, or whether such setoff claim is for a contingent or an unliquidated amount. Neither the exercise of, nor the failure to exercise, such right of setoff or give notice of a claim will constitute an election of remedies or limit Buyer in any manner in the enforcement of any other remedies that may be available to it.

12.7       Third-Party Claims

(a)	A Person benefited by Sections 12.1, 12.2, or 12.3 (an “Indemnified Person”) shall give notice of the assertion of a Third-Party Claim to Sellers or Buyer (an “Indemnifying Person”), as the case may be; provided, however, that no failure or delay on the part of an Indemnified Person in notifying an Indemnifying Person will relieve the Indemnifying Person from any obligation under this Article 12 except to the extent that the failure or delay materially prejudices the defense of the Third-Party Claim by the Indemnifying Person.

(b)	Except

(i)	As provided in Section 12.7(c), the Indemnifying Person may elect to assume the defense of the Third-Party Claim with counsel satisfactory to the Indemnified Person by (A) giving notice to the Indemnified Person of its election to assume the defense of the Third-Party Claim and (B) giving the Indemnified Person evidence acceptable to the Indemnified Person that the Indemnifying Person has adequate financial resources to defend against the Third-Party Claim and fulfill its obligations under this Article 12, in each case no later than 10 days after the Indemnified Person gives notice of the assertion of a Third-Party Claim under Section 12.7(a).

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(ii)	If the Indemnifying Person elects to assume the defense of a Third-Party Claim:

(A)	it shall diligently conduct the defense and, so long as it diligently conducts the defense, shall not be liable to the Indemnified Person for any Indemnified Person’s fees or expenses subsequently incurred in connection with the defense of the Third-Party Claim other than reasonable costs of investigation;

(B)	no compromise or settlement of such Third-Party Claim may be effected by the Indemnifying Person without the Indemnified Person’s consent which shall not be unreasonably withheld unless (I) there is no finding or admission of any violation by the Indemnified Person of any Legal Requirement or any rights of any Person, (II) the Indemnified Person receives a full release of and from any other claims that may be made against the Indemnified Person by the Third Party bringing the Third-Party Claim, and (III) the sole relief provided is monetary damages that are paid in full by the Indemnifying Person; and

(C)	the Indemnifying Person shall have no liability with respect to any compromise or settlement of such claims effected without its consent, provided that such consent was not unreasonably withheld.

(iii)	If the Indemnifying Person does not assume the defense of a Third-Party Claim in the manner and within the period provided in Section 12.6(b)(i), or if the Indemnifying Person does not diligently conduct the defense of a Third-Party Claim, the Indemnified Person may conduct the defense of the Third-Party Claim at the expense of the Indemnifying Person.

(c)	Notwithstanding the provisions of Section 13.13, the Parties consent to the nonexclusive jurisdiction of any court in which a Proceeding is brought against any Indemnified Person for purposes of determining any claim that an Indemnified Person may have under this Agreement with respect to such Proceeding or the matters alleged therein.

(d)	With respect to any Third-Party Claim subject to this Article 12:

(i)	any Indemnified Person and any Indemnifying Person, as the case may be, shall keep the other Person fully informed of the status of such Third-Party Claim and any related Proceeding at all stages thereof where such Person is not represented by its own counsel; and

(ii)	both the Indemnified Person and the Indemnifying Person, as the case may be, shall render to each other such assistance as they may reasonably require of each other and shall cooperate in good faith with each other in order to ensure the proper and adequate defense of any Third-Party Claim.

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(e)	With respect to any Third-Party Claim subject to this Article 12, the parties shall cooperate in a manner to preserve in full (to the extent possible) the confidentiality of all confidential information and the attorney-client and work-product privileges. In connection therewith, each party agrees that:

(i)	it shall use its best efforts, in respect of any Third-Party Claim in which it has assumed or participated in the defense, to avoid production of confidential information (consistent with applicable law and rules of procedure); and

(ii)	all communications between any party and counsel responsible for or participating in the defense of any Third-Party Claim shall, to the extent possible, be made so as to preserve any applicable attorney-client or work-product privilege.

12.8       Other Claims

A claim under this Article 12 for any matter not involving a Third-Party Claim may be made by notice to Sellers or Buyer, as the case may be, and such notice shall contain sufficient detail to enable the recipient to validate and analyze the claim. If the recipient disputes the claim, the recipient shall notify the sender within 30 days of receipt of the notice, at which point the sender of the notice may, but is not required to commence a Proceeding pursuant to Section 13.13.

12.9       Release.

(a)	Effective from and after the Closing, each Seller, on behalf of himself and his Representatives, Related Persons, successors, assigns and all other Persons (other than the Company) claiming by, through, for or under such Seller or on behalf of such Seller (such other persons collectively, the “Seller Related Parties” and together with the Sellers, the “Releasing Party”) hereby irrevocably and unconditionally releases, settles, cancels, discharges and acknowledges to be fully and finally satisfied any and all claims, demands, actions or causes of action for payment or performance of any debt, account, covenant, contract, promise or Loss, of any and every kind, nature or description whatsoever, at law or in equity (collectively, a “Releasable Claim”) that such Releasing Party may have had or may now have or assert against the Company, the Buyer or any of their present and former Representatives, Related Persons, predecessors, successors and assigns (collectively, the “Released Parties”), that are on account of any matter whatsoever arising prior to the Closing or attributable to such period (whether such Releasable Claims are known or unknown, knowable or unknowable, suspected or unsuspected) (all Releasable Claims released in this Section 12.9 are referred to as the “Released Claims”). Without limiting the generality of the foregoing, Released Claims shall include any and all Releasable Claims arising out of or relating to (i) any issuances, redemptions or repurchases by the Company or any of its current or former Related Persons of any Equity Securities, (ii) any sales, pledges, hypothecations or other transfers of any Equity Securities of the Company or any of its current or former Related Persons by any Seller to any Person and (iii) any violations of the articles of incorporation, bylaws or other organizational documents of the Company or any of its current or former Related Persons. TO THE FULLEST EXTENT PERMITTED BY LEGAL REQUIREMENTS, EACH SELLER WAIVES THE BENEFIT OF ANY PROVISION OF LEGAL REQUIREMENTS TO THE EFFECT THAT A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE RELEASING PARTY DID NOT KNOW OR SUSPECT TO EXIST TO THE RELEASING PARTY’S FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY THE RELEASING PARTY MAY HAVE AFFECTED THE RELEASING PARTY’S SETTLEMENT WITH THE RELEASED PARTY.

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(b)	Notwithstanding the foregoing, nothing contained in Section 12.9(a) will be deemed to waive, release, alter or otherwise impair any rights or claims of any Seller arising under this Agreement or any Contract entered into in connection with the Contemplated Transactions to which such Seller is party.

(c)	Each Seller agrees that no Releasing Parties, nor anyone claiming by, through, for or under them or on their behalf will bring, file, institute, prosecute, maintain, participate in, or recover upon, either directly or indirectly, or encourage or benefit from the institution of, any Proceeding against any Released Party, in or before any Governmental Body, arbitrator or mediator for or relating to any of the Released Claims. Each Seller represents that neither it nor any other Releasing Party has filed or caused to be filed any Releasable Claim of any kind against any Released Party, which is now pending with any Governmental Body, arbitrator or mediator. Each Seller further represents that it has not transferred or assigned any Releasable Claims or Released Claims to any Person.

XIII.        MISCELLANEOUS

13.1       Costs and Expenses

Each party hereto shall bear its own costs and the costs of its advisors connected with, or resulting from, the negotiation and execution of this Agreement. Buyer agrees to assume liability and to pay for all transfer taxes (i.e. stamp and value added taxes) incurred as a result of the transactions contemplated by this Agreement. Any taxes on the purchase price (e.g. income tax) and taxes imposed on any of the Sellers personally shall be borne by the Sellers.

13.2       Changes and Amendments

Changes and amendments to this Agreement as well as declarations to be made hereunder shall be valid only if made in writing unless a notarial deed is legally required. This shall also apply to any change of this Section 13.2.

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13.3       Notices

All notices, declarations, requests and other communications hereunder (including, for the avoidance of doubt, the making of any claims under or in connection with this Agreement) shall be made in writing and delivered by hand, by mail, by courier or by electronic mail (if listed below) to the person at the address set forth below or any other address properly communicated in writing by the party concerned to all other parties of this Agreement:

To HELIX:

with copy to:

To SECURITY GRADE:

with copy to:

To DEREK PORTER:

with copy to:

To DAVID BECKETT:

with copy to:

To GUY CERASOLI:

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To DAVID KEYES:

To RYAN SHIELDS:

To MARK MERGO:

13.4       Severability

If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable. If there is a possibility to remedy an invalid contract the Parties herewith agree that they will take all necessary steps and measures and issue all necessary declarations to remedy the contract.

13.5       Exhibits and Schedules

The Exhibits and Schedules to this Agreement form an integral part of this Agreement.

13.6       Public Announcements

Notwithstanding any confidentiality obligation to which Buyer is subject, any public announcement, including any press release, communication to employees, customers, suppliers, or others having dealings with the Company, or similar publicity with respect to this Agreement or any Contemplated Transaction, will be issued only after the Closing, in such manner and containing such content as Buyer determines.

13.7       Further Assurances

The parties will (a) execute and deliver to each other such other documents and (b) do such other acts and things as a party may reasonably request for the purpose of carrying out the intent of this Agreement, the Contemplated Transactions, and the documents to be delivered pursuant to this Agreement.

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13.8       Entire Agreement

This Agreement supersedes all prior agreements, whether written or oral, between the parties with respect to its subject matter (including any letter of intent and, upon the Closing, any confidentiality obligation to which Buyer is subject) and constitutes (along with the exhibits, and the other documents to be delivered pursuant to this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to the subject matter of this Agreement.

13.9       Assignments and Successors

No party may assign any of its rights or delegate any of its obligations under this Agreement without the prior consent of the other parties. Any purported assignment of rights or delegation of obligations in violation of this Section 13.9 will be void. Subject to the foregoing, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the heirs, executors, administrators, legal representatives, successors, and permitted assigns of the parties.

13.10     No Third-Party Rights

Other than the Indemnified Persons and the parties, no Person will have any legal or equitable right, remedy, or claim under or with respect to this Agreement. This Agreement may be amended or terminated, and any provision of this Agreement may be waived, without the consent of any Person who is not a party to the Agreement.

13.11     Remedies Cumulative

The rights and remedies of the parties are cumulative and not alternative.

13.12     Governing Law

All matters relating to or arising out of this Agreement or any Contemplated Transaction and the rights of the parties (whether sounding in contract, tort, or otherwise) will be governed by and construed and interpreted under the laws of the State of Colorado without regard to conflicts of laws principles that would require the application of any other law.

THE PARTIES TO THIS AGREEMENT ACKNOWLEDGE THAT COLORADO HAS PASSED AMENDMENTS TO THE COLORADO CONSTITUTION AND ENACTED CERTAIN LEGISLATION TO GOVERN THE MARIJUANA INDUSTRY. THIS AGREEMENT WILL BE STRICTLY CONSTRUED UNDER COLORADO LAW, AND THE PARTIES SPECIFICALLY WAIVE ANY DEFENSES BASED UPON INVALIDITY OF CONTRACTS FOR PUBLIC POLICY REASONS AND/OR THE SUBSTANCE OF THE CONTRACT VIOLATING FEDERAL LAW.

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13.13     Jurisdiction; Service of Process

Except as otherwise provided in this Agreement, any Proceeding arising out of or relating to this Agreement or any Contemplated Transaction shall be brought in the courts of the State of Colorado, County of Denver or, if it has or can acquire jurisdiction, in the United States District Court for the District of Colorado, and each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any such Proceeding, waives any objection it may now or hereafter have to venue or to convenience of forum, agrees that all claims in respect of such Proceeding shall be heard and determined only in any such court, and agrees not to bring any Proceeding arising out of or relating to this Agreement or any Contemplated Transaction in any other court. Each party acknowledges and agrees that this Section 13.13 constitutes a voluntary and bargained-for agreement between the parties. Process in any Proceeding referred to in the first sentence of this Section may be served on any party anywhere in the world, including by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 13.3. Nothing in this Section 13.13 will affect the right of any party to serve legal process in any other manner permitted by law or at equity.

13.14     Waiver of Jury Trial

EACH PARTY, KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY, WAIVES ITS RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY CONTEMPLATED TRANSACTION, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE.

13.15     Enforcement of Agreement

Each party acknowledges and agrees that the other party would be irreparably harmed if any of the provisions of this Agreement are not performed in accordance with their specific terms and that any Breach of this Agreement could not be adequately compensated in all cases by monetary damages alone. Accordingly, the parties agree that, in addition to any other right or remedy to which a party may be entitled at law or in equity, each party shall be entitled to enforce any provision of this Agreement by a decree of specific performance and to obtain temporary, preliminary, and permanent injunctive relief to prevent Breaches or threatened Breaches, without posting any bond or giving any other undertaking.

13.16     Attorneys’ Fees

In the event any Proceeding is brought in respect of this Agreement or any of the documents referred to in this Agreement, the prevailing party will be entitled to recover reasonable attorneys’ fees and other costs incurred in such Proceeding, in addition to any relief to which such party may be entitled.

13.17     No Waiver

Neither any failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or any of the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable Legal Requirements, (a) no claim or right arising out of this Agreement or any of the documents referred to in this Agreement can be waived by a party, in whole or in part, unless made in a writing signed by such party or Sellers’ Representative on behalf of a Seller; (b) a waiver given by a party will only be applicable to the specific instance for which it is given; and (c) no notice to or demand on a party will (i) waive or otherwise affect any obligation of that party or (ii) affect the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

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13.18     Time of Essence

With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

13.19     Counterparts and Electronic Signatures

(a)	This Agreement and other documents to be delivered pursuant to this Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy and all of which, when taken together, will be deemed to constitute one and the same agreement or document, and will be effective when counterparts have been signed by each of the parties and delivered to the other parties.

(b)	A manual signature on this Agreement or other documents to be delivered pursuant to this Agreement, a PDF file of which shall have been transmitted electronically, will constitute an original signature for all purposes. The delivery of complete PDF files of this Agreement or other documents to be delivered pursuant to this Agreement, including executed signature pages where required, by electronic transmission will constitute effective delivery of this Agreement or such other document for all purposes. Nevertheless, each party shall send every original document to be delivered by airmail to the other party after manual signature of such a document, where a signature is required, for evidentiary purposes.

13.20     Post-Closing Agreement

To the extent that any party to this Agreement, in their reasonable opinion, should at any time following the Effective Date, require additional documents to be executed to further document or evidence the transactions contemplated herein and in the Exhibits hereto, or to effectuate the provisions of this Agreement or the Exhibits hereto, the parties shall comply with such request and execute such documents provided the same are in commercially reasonable form and do not alter the principal economic terms or create additional liability for any party.

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK

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SIGNATURE PAGE FOR HELIX / SECURITY GRADE MEMBERSHIP INTEREST PURCHASE AGREEMENT

HELIX TCS, INC. _____________________________ By: Zachary L. Venegas Its: Chief Executive Officer	SECURITY GRADE PROTECTIVE SERVICES, LTD. _____________________________ By: _________________________ Its: _________________________
_______________________________ Derek Porter
_______________________________ David Beckett
________________________________ Guy Cerasoli
________________________________ David Keyes ________________________________ Ryan Shields ________________________________ Mark Mergo

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SCHEDULE 2.2.2

ALLOCATION OF CLOSING PAYMENT TO SELLERS

49

SCHEDULE 2.2.6

PAYMENT OF BALANCE OF PURCHASE PRICE

50

SCHEDULE 3.3(a)

2016 FINANCIAL STATEMENTS

51

SCHEDULE 3.3(c)

JANUARY 1, 2017-APRIL 30, 2017 BALANCE SHEETS AND PROFIT AND LOSS STATEMENTS

52

SCHEDULE 3.5(b)

LEASED REAL PROPERTY

53

SCHEDULE 3.6

TRADEMARKS AND INTERNET DOMAINS

54

SCHEDULE 3.8

COMPANY AGREEMENTS

55

SCHEDULE 3.10

INSURANCE POLICIES

56

SCHEDULE 3.14

EMPLOYEES, CONSULTANTS AND INDEPENDENT CONTRACTORS

57

SCHEDULE 3.15

MATERIAL CUSTOMERS AND SUPPLIERS

58

SCHEDULE 3.17

BANK ACCOUNTS

59

SCHEDULE 3.20.3

CURRENT TAX LIABILITIES

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EXHIBIT 2.2.2

61

NOTICE OF GRANT OF STOCK OPTION, STOCK OPTION AGREEMENT AND EXERCISE FORM

NOTICE OF STOCK OPTION GRANT

NOTICE OF STOCK OPTION GRANT

You have been granted an option to purchase Common Stock of Helix TCS, Inc., subject to the terms and conditions of the Non-Qualified Stock Option Agreement (“Agreement”) appended hereto and made a part hereof as Exhibit A, as follows:

Name of Optionee:
Total Number of Shares Granted:
Type of Option:	Nonstatutory Stock Option Incentive Stock Option
Exercise Price per Share:	$ 0.001
Grant Date:
Vesting Commencement Date:	[ONE YEAR FROM THE CLOSING DATE]
Vesting Schedule:

This option may be exercised, in whole or in part, in accordance with the following schedule:

Beginning one (1) year from the Closing Date, as that term is defined in the MIPA, and expiring on the Expiration Date, as that term is defined in the Agreement.

Term of Award/Expiration Date:

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Exhibit A

NON-QUALIFIED STOCK OPTION AGREEMENT

63

HELIX TCS, INC.

NON-QUALIFIED STOCK OPTION AGREEMENT

GRANT DATE:

1.	Grant of Award. Pursuant to the provisions of that certain Membership Interest Purchase Agreement, entered into with an effective date of June 1, 2017 (the “MIPA”), on the date set forth above (the “Grant Date”), Helix TCS, Inc., a Delaware corporation (the “Company”) has granted and hereby evidences the grant to the person named below (the “Optionee”), subject to the terms and conditions set forth or incorporated in this Non-qualified Stock Option Agreement (“Agreement”), the right, and option, to purchase from the Company the aggregate number of shares of Common Stock ($.001 par value) of the Company (“Shares”) set forth below, at the purchase price indicated below (the “Option”), such Option to be exercised as hereinafter provided. The MIPA is hereby made a part hereof. Capitalized terms not otherwise defined herein shall have the meaning assigned to such term(s) in the MIPA, including the Exhibits thereto. Unless otherwise provided in the MIPA or in any employment agreement between the Company and Optionee, the provisions in this Agreement shall govern Optionee’s rights with respect to the vesting and exercise of the Option. The Option is a nonqualified option.

Optionee:
Shares:
Option Price:	$.001

2.	Term of Option. The term of this Option shall be for a period of thirty-six (36) months from the Closing Date, as that term is defined in the MIPA, subject to the earlier termination of the Option, as set forth in in this Agreement and the MIPA; provided, however, that the term of this Option shall be stayed during the pendency of any arbitration regarding an Optionee’s termination of employment with the Company pursuant to the terms of any employment agreement between the Optionee and the Company (“Expiration Date”).

3.	Exercise of Option

(a)	The Option, subject to the provisions of the MIPA, shall be exercised by delivering to the Company a fully executed “Exercise Notice” in the form attached hereto as Exhibit 1. The Exercise Notice shall specify the number of Shares to be purchased, which number may not be less than one hundred (100) Shares (unless the number of Shares purchased is the total balance which is then exercisable). Unless the Company, in its discretion, establishes “cashless exercise” procedures and permits Optionee entitled to exercise the Option to utilize such “cashless exercise” procedures, Optionee so exercising all or part of this Option shall, at the time of exercise, tender to the Company cash or cash equivalent for the aggregate option price of the Shares Optionee has elected to purchase (“Exercise Price”). The Option shall be deemed exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price. The Optionee is responsible for filing any reports of remittance or other foreign exchange filings required in order to pay the Exercise Price.

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(b)	Prior to its expiration or termination, and except as otherwise provided herein and in the MIPA, the Option may be exercised by Optionee, so long as the terms of Section 2.2 of the MIPA have been satisfied and there has been no “Voluntary Termination” or for “Cause” termination of the Optionee from the Company, as those terms are defined in any employment agreement between the Company and the Optionee, prior to or on the date of exercise, within the following time limitations:

Beginning one (1) year from the Closing Date, as that term is defined in the MIPA and expiring on the Expiration Date.

4.	Acceptance of Award. The Option may not be exercised unless and until the Company has received acceptance by Optionee of the terms and conditions set forth herein. Acceptance may be submitted either electronically, if available, or in writing.

5.	Limitations on Exercise

(a)    The grant of this Option and the issuance of Shares upon exercise of this Option are subject to compliance with all applicable laws. This Option may not be exercised if the issuance of Shares upon exercise would constitute a violation of any applicable laws. The Optionee is cautioned that unless the foregoing conditions are satisfied, the Optionee may not be able to exercise the Option when desired even though the Option is vested. As a further condition to the exercise of this Option, the Company may require the Optionee to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company. Any Shares that are issued will be "restricted securities" as that term is defined in Rule 144 under the Securities Act, and will bear an appropriate restrictive legend, unless they are registered under the Securities Act.

(b)    Special Termination Period. If exercise of the Option on the Expiration Date set forth in Section 2 is prevented by operation of paragraph (A) of this Section 5, then this Option shall remain exercisable until 14 days after the first date that paragraph (A) no longer operates to prevent exercise of the Option.

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6.	Restrictions on Resale. The Optionee shall not sell any Shares at a time when applicable law, Company policies or an agreement between the Company and its underwriters prohibit a sale. This restriction shall apply as long as the Optionee is an employee of the Company and for such period after the Optionee's termination of service as the Company may specify in its reasonable discretion

7.	Transferability. This Option may not be transferred in any manner other than by will or by the laws of descent and distribution, and may be exercised during the lifetime of the Optionee only by the Optionee. The terms of this Option Agreement shall be binding upon the executors, administrators, heirs, successors, and assigns of the Optionee. This Option may not be assigned, pledged, or hypothecated by the Optionee whether by operation of law or otherwise, and is not subject to execution, attachment, or similar process. Notwithstanding the foregoing, the Company may, in its sole discretion, allow the Optionee to transfer this Option as a gift to one or more family members. For purposes of this Option Agreement, "family member" means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (including adoptive relationships), any individual sharing the Optionee's household (other than a tenant or employee), a trust in which one or more of these individuals have more than 50% of the beneficial interest, a foundation in which the Optionee or one or more of these persons control the management of assets, and any entity in which the Optionee or one or more of these persons own more than 50% of the voting interest.

8.	INTENTIONALLY LEFT BLANK

9.	Notice. Any notice required to be given hereunder to the Company shall be addressed to the Company, attention CFO, 5300 DTC Parkway, Suite 300, Greenwood Village, Colorado, 80111, and any notice required to be given hereunder to Optionee shall be addressed to Optionee at his or her address as shown on the records of the Company, subject to the right of either party hereafter to designate in writing to the other some other address.

10.	Governing Law. This Nonqualified Stock Option Agreement and the Option evidenced hereby shall be governed by the laws of the State of Delaware without giving effect to principles of conflict of laws.

BY:
Zachary L. Venegas
Chief Executive Officer
Helix TCS, Inc.

Accepted By:
[OPTIONEE NAME]

Date

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Exhibit 1

Exercise Notice

67

Notice of Exercise of Stock Option

Helix TCS, Inc.

OPTIONEE INFORMATION:

Name:_________________                                                            Social Security Number:_______________

Address:_______________                                                            Phone Number:______________________

_______________

OPTION INFORMATION:

Date of Grant: __________

Type of Option: Nonstatutory

Number of Shares

of Common Stock of

Helix TCS, Inc. covered

By the Option: __________

Exercise Price per Share: $0.001

EXERCISE INFORMATION:

Number of shares of Common Stock of the Company for which option is being exercised now: _______ (These shares are referred to below as the "Purchased Shares.")

Total Exercise Price for the Purchased Shares: $_____________

For of payment enclosed: _______________

Name in which the Purchased Shares should be registered: ______________

ACKNOWLEDGMENTS:

1. I understand that all sales of Purchased Shares are subject to compliance with the Company's policy on securities trades and the Restrictions on Resale provision of the Option Agreement..

2. I hereby acknowledge that I received and read a copy Non-Qualified Stock Option Agreement for Helix TCS, Inc. I acknowledge that I am acquiring the Purchased Shares.

subject to all other terms of the Option Agreement.

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3. In the case of a nonstatutory option, I understand that I may be required to recognize ordinary income equal to the spread between the fair market value of the Purchased Shares on the date of exercise and the exercise price. I further understand that I am required to pay withholding taxes at the time of exercising a nonstatutory option.

4. I acknowledge that I have received information regarding the federal income tax consequences of an option exercise and the tax election under section 83(b) of the Internal Revenue Code. In the event that I choose to make a section 83(b) election, I acknowledge that it is my responsibility--and not the Company's responsibility--to file the election in a timely manner, even if I ask the Company or its agents to make the filing on my behalf. I acknowledge that the Company has encouraged me to consult my own adviser to determine the tax consequences of acquiring the Purchased Shares at this time.

SIGNATURE:

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SECTION 83(b) ELECTION

This statement is made under Section 83(b) of the Internal Revenue Code of 1986, as amended, pursuant to Treasury Regulations Section 1.83-2.

(1) The taxpayer who performed the services is:

Name: ______________________

Address: ______________________

______________________

Social Security No.:

(2) The property with respect to which the election is made is _________ shares of the common stock of Helix TCS, Inc.

(3) The property was transferred on __________.

(4) The taxable year for which the election is made is the calendar year 20__.

(5) The fair market value of such property at the time of transfer is $____ per share.

(7) The amount paid for such property is $0.001 per share.

(8) A copy of this statement was furnished to Helix TCS, Inc. for whom taxpayer rendered the services underlying the transfer of such property.

(9) This statement is executed on ___________.

Signature of Spouse (if any)	Signature of Taxpayer

THIS ELECTION MUST BE FILED WITH THE INTERNAL REVENUE SERVICE CENTER WHERE THE OPTIONEE FILES HIS OR HER FEDERAL INCOME TAX RETURNS AND MUST BE FILED WITHIN 30 DAYS AFTER THE DATE OF PURCHASE. THIS FILING SHOULD BE MADE BY REGSTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED. THE OPTIONEE MUST RETAIN TWO COPIES OF THE COMPLETED FORM FOR FILING WITH HIS OR HER FEDERAL AND STATE TAX RETURNS FOR THE CURRENT TAX YEAR AND AN ADDITIONAL COPY FOR HIS OR HER RECORDS.

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EXHIBIT 2.4(a)(v)

PORTER EMPLOYMENT AGREEMENT

71

EXHIBIT 2.4(a)(vi)

BECKETT EMPLOYMENT AGREEMENT

72